As filed with the Securities and Exchange Commission on June 2, 2022.

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CW Petroleum Corp

(Exact Name of Registrant as Specified in its Charter)

Wyoming	5172	20-2765559
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2717 Commercial Center Blvd.

Suite E200 PMB 264

Katy, Texas 77494

(281) 817-8099

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1821 Logan Ave.

Cheyenne, Wyoming 82001

(800) 927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Higley, Esq. Business Legal Advisors, LLC 14888 Auburn Sky Drive Draper, UT 84020 Telephone: (801) 634-1984	Ross David Carmel, Esq. Carmel, Milazzo & Feil LLP 55 W 39th Street, 18th Floor New York, NY 10018 Telephone: (212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated June __, 2022

[*] Units

Each Unit Consisting of

[*] Share of Common Stock and

[*] Warrant to Purchase [*] Share of Common Stock

CW PETROLEUM CORP

This is a firm commitment underwritten public offering of Units (the “Units”) of CW Petroleum Corp, a Wyoming corporation (the “Company,” “we,” “us,” “our”). We expect the initial public offering price to be between $[*] and $[*] per Unit. The final offering price of the Units and exercise price of the Warrants will be determined between us and EF Hutton, division of Benchmark Investments, LLC, the representative of the underwriters (“Representative”). Each Unit consists of [*] share of common stock, $0.0001 par value per share (“Common Stock”), and [*] warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase [*] share of Common Stock from the date of issuance until the [*] anniversary of the date of issuance at an exercise price of $[*] per share (each a “Warrant Share” and collectively, the “Warrant Shares”). The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire [*] years from the date of issuance.

Our Common Stock is currently traded on the OTC Markets under the Symbol “CWPE.” As of May 26, 2022, the reported closing price for our Common Stock as quoted on the OTC Markets was $0.50 per share (or $[*] as adjusted for a reverse stock split of [*]-for-1, which will occur immediately prior to the date we commence the sale of our Units). There is currently no public market for the offered Warrants. We have applied to list our Common Stock and the Warrants on the Nasdaq Capital Market, or Nasdaq, under the symbols “[*]” and “[*]W,” respectively, which listing is a condition for this offering. We will not proceed with this offering in the event the Common Stock and the Warrants are not approved for listing on Nasdaq.

Immediately after the closing of this offering, Mr. Christopher Williams, our Chairman of the Board and Chief Executive Officer will, through his ownership of all of our Series A Preferred Stock that entitles him to 100,000,000 votes, voting with the Common Stock, control all corporate actions requiring a stockholder vote, including the election of all directors, the amendment of our Articles of Incorporation and Bylaws and the approval of any extraordinary corporate transaction such as a merger or sale of all of our assets. As a result, we will be a “controlled company” under the Nasdaq rules which permit us not to comply with certain Nasdaq corporate governance requirements, including the requirement that: (i) a majority of our board of directors consist of “independent directors” as defined under the rules of the Nasdaq; (ii) our director nominees be selected, or recommended for our board of directors’ selection, by a nominating/governance committee comprised solely of independent directors; and (iii) the compensation of our executive officers be determined, or recommended to our board of directors for determination, by a compensation committee comprised solely of independent directors. Following this offering, we intend to utilize all of these exemptions.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the material risks of investing in our securities under the heading “Risk Factors” beginning on page 16 of this prospectus as well as other information contained in this prospectus before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Public offering price	$	$
Underwriting discount and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)	We have also agreed to issue the Representative warrants to purchase shares of our Common Stock (the “Representative’s Warrants”), to pay the Representative 1.0% of the gross proceeds of this offering as a non-accountable expense, to reimburse the underwriters for certain accountable expenses up to $175,000, and to provide other rights to the Representative. See “Underwriting” for additional information regarding the total underwriter compensation.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) the Warrants underlying the Units in this offering, (ii) Underwriters’ Over-Allotment Option we have granted to the underwriters as described below, and (iii) the shares of Common Stock underlying the Representative’s Warrants.

We have granted the underwriters a 45-day option, exercisable one or more times in whole or in part, to purchase up to [*] additional shares of Common Stock at the public offering price per Unit minus $0.01 and/or Warrants at $0.01 per Warrant, less the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any (the “Over-Allotment Option”). If the underwriters exercise the Over-Allotment Option in full in shares of Common Stock, the total underwriting discounts payable by us will be $[*] and the total proceeds to us, before expenses estimated to be [*], will be $[*].

The underwriters expect to deliver the securities to the investors against payment in this offering on or about [*], 2022.

Sole Book-Running Manager

EF HUTTON,

division of Benchmark Investments, LLC

The date of this prospectus is _________, 2022.

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Neither we nor the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or in any free writing prospectus is only accurate as of its date, regardless of its time of delivery or the time of any sale of our Units. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States of America: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Units and the distribution of this prospectus and any such free writing prospectus outside of the United States.

We will complete a [*]-for-[*] reverse split of our Common Stock immediately prior to the completion of this offering. The purpose of the reverse stock split is to meet minimum stock price requirement of the Nasdaq Capital Market. All share numbers in this prospectus have been adjusted to give effect to this reverse split. Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy and financial results. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our strategies and objectives;

●	our ability to meet the Nasdaq listing and maintenance requirements;

●	our other financial operating objectives;

●	the availability of qualified employees for business operations;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they become due;

●	the positive cash flows and financial viability of our operations and new business opportunities;

●	our ability to manage growth with respect to our operations and new business opportunities;

●	our ability to make new technological improvements and developments to our products;

●	our ability to enter into new partnerships and license agreements for the use of our refined products; and

●	our ability to be successful in new markets.

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We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements

INDUSTRY AND MARKET DATA

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and although we believe these third-party sources are reliable, we have not independently verified the information. Our estimates of the potential market opportunities include several key assumptions based on our industry knowledge, industry publications, third-party research, and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our Units, you should carefully read this prospectus in its entirety, including the “Risk Factors,” “Special Note Regarding Forward Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes to those financial statements in each case included in this prospectus.

As used in this prospectus, unless the context otherwise requires, references to “CW Petroleum,” the “Company,” “we,” “us” and “our” refer to CW Petroleum Corp, a Wyoming corporation.

Our Company

Overview

CW Petroleum Corp was incorporated in the State of Texas on April 29, 2005 and began operations in 2011. On April 14, 2018, CW Petroleum Corp was incorporated in the State of Wyoming (the “Company”). On April 15, 2018, the Texas corporation became a wholly-owned subsidiary of the Company through a share exchange. CW Petroleum Corp (Wyoming) is a holding company and, through our wholly-owned subsidiary, we supply and distribute biodiesel (a renewable, biodegradable fuel manufactured domestically from vegetable oils, animal fats, or recycled restaurant grease), biodiesel blends, ultra-low sulfur diesel, gasoline blends, “renewable gasoline” (a blend of premium gasoline with 12.5% to 16.0% isobutanol, an alcohol derived from agricultural products) and a proprietary EPA-approved reformulated no ethanol gasoline to gasoline distributors, convenience stores, and marinas.

CW Petroleum Corp (Wyoming) is a holding company and has no operations. The purpose in forming the holding company was to limit our corporate liability, create a streamlined management, maintain ownership over our sole subsidiary and establish an organizational structure to facilitate the potential acquisition of other businesses in our industry or complementary to our industry.

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We are a wholesale distributor of non-branded, blended and non-blended diesel fuel and gasoline. Our business primarily involves sending a tank wagon or truck to a fuel rack at the regional fuel terminal that we believe is offering the best price to us on that day. Our tanker loads the fuel at the rack, blends it at a blending station, if necessary, pays the terminal the daily rack price and delivers the fuel to our customers. Our customers include independent fuel retailers (i.e., those not affiliated with the major national and international oil companies like Shell USA, Inc.), independent and chain convenience stores (such as 7-11, Inc. stores) that also sell gasoline and diesel fuel, marinas that sell diesel and gasoline to power boat owners and fuel distributors that deliver to their own customers. For all gallons sold to our customers, we receive a per gallon rate equal to the posted rack price, less any applicable discounts, plus transportation costs, taxes and a fixed rate per gallon of fuel.

We deliver regular gasoline, diesel fuel, biodiesel, biodiesel blends, ultra-low sulfur diesel, gasoline blends, renewable gasoline, and a proprietary United States Environmental Protection Agency (“EPA”)-approved reformulated no ethanol gasoline. The non-ethanol fuel that we deliver uses isobutanol, an organic alcohol compound, in place of ethanol in reformulated gasoline markets (discussed in the paragraph below). The base formula of refined diesel fuel is not significantly different among oil refineries. There are minimum government standards that all diesel fuel must adhere to and the baseline product that flows from the refineries through a network of pipelines, such as the ones owned by Magellan Midstream Partners, LP (“Magellan”), to the fuel terminals are basically the same. Once at the terminal, the fuel is delivered to the wholesale fuel rack where it is pumped into our tanker trucks. If required by our customers, additives are pumped into the base diesel at a blending station creating a fuel “blend,” one of which is based on proprietary formula of our Company, that we market to our customers, advertising various benefits such as better fuel efficiency or being more environmentally friendly.

Due to our market area, much of the fuel currently delivered by us needs to be blended. Reformulated gasoline (“RFG”) is gasoline blended to burn more cleanly than conventional gasoline and to reduce smog-forming and toxic pollutants in the air we breathe. The RFG program was mandated by Congress in the Clean Air Act Amendments of 1990 (the “Clean Air Act”). RFG is required in cities with high smog levels and is optional elsewhere. RFG is currently used in 16 states and the District of Columbia. About 25% of gasoline sold in the U.S. is reformulated.1 The Houston-Galveston-Brazoria nonattainment area is required by the Clean Air Act to use RFG. This eight-county market area includes Brazoria, Chambers, Fort Bend, Galveston, Harris, Liberty, Montgomery, and Waller Counties. These are the principal areas where we have operated since inception.

We maintain an approximately zero to 20 day supply inventory position at Magellan Terminals in Houston, Texas, and are currently seeking fuel inventory positions at other terminals. The various terminals require a user to purchase and maintain agreed upon amounts of inventory with the terminal. This inventory could assist us in potentially hedging against future price increases, thus raising our profit margins where the price we paid is less than the current market price, but could also work against us if the price we pay is higher than at the time we sell that inventory at the then current market price. However, our limited financial resources have restricted our ability to make use of an inventory position at these large terminals, since large purchases are standard for most terminals.

As of the date of this prospectus, we own two semi-trucks and three compartmentalized fuel trailers that can transport diesel fuel/biodiesel and gasoline which can hold between 7,500 gallons of diesel fuel/biodiesel and 8,000 gallons of gasoline. Our four stainless steel trailers can each hold approximately 7,000 gallons of liquid chemicals. Our Chief Executive Officer (“CEO”), Christopher Williams negotiates all contracts with customers.

Our Growth Strategy

Subsequent to the closing of this offering, we plan to hire a business development person for each new market we are seeking to enter. Those targeted markets are currently: Baltimore, Maryland and Chicago, Illinois. We also intend to engage a business development person for the Houston/Dallas/Fort Worth markets. We plan to purchase new semi-trucks and trailers to blend our proprietary reformulated no ethanol gasoline which will then be loaded into tanker railcars in Houston, Texas, and shipped to these new locations.

In addition, we plan to:

1 https://www.epa.gov/gasoline-standards/reformulated-gasoline

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Open a Specialty Blending Facility – We are in the initial stages of planning the construction of our own blending station that we would locate near a major fuel rack facility. We would stock the blending facility with additives that we would purchase wholesale on the open market, rather than purchase them at a markup at the rack, and resell them to our customers who have a need for specialty blended diesel fuel, providing another source of revenue for our business. Management has recently estimated the cost of constructing this facility to be approximately $500,000 for the land, equipment, and site work. However, we have not purchased any land nor contracted for any equipment or site work as of the date of this prospectus.

Convenience Stores –Management is contemplating, but has no current plan, to purchase individual or a chain of, or to buy land and construct independent convenience stores that will have fuel islands in their parking lots. The idea is to locate these stores in areas inside of RFG requirement zones and areas near the Gulf of Mexico or lakes used by boat owners. We would provide all the fuels sold at these convenience stores and initially engage contract management to manage the retail side of the convenience stores.

No assurances can be given as to whether we will implement any such strategy in the future, and if we do, we cannot assure the likely success that we will have in implementing our plans or, if successful, the timing that it will require to fully and successfully implement our plans.

Risks Associated with our Business

Our ability to execute our future business growth strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. An investment in our Units involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the section titled “Risk Factors” following this prospectus summary. These risks include, but are not limited to, the following:

●	our ability to continue our business as a going concern and our history of operational financial losses;

●	our status as a small business in a large fragmented industry;

●	our ability to manage future growth;

●	our dependence on the services of our CEO, Christopher Williams;

●	our management’s lack of experience managing a public company;

●	our lack of establishment of internal controls with respect to our financial reporting;

●	the additional accounting and legal fees in connection with the preparation of periodic reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”);

●	our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates;

●	general economic, financial and political conditions that are largely out of our control could adversely affect our business, financial condition and results of operations;

●	volatility in crude oil and wholesale diesel and gasoline costs could adversely affect our business, financial condition and results of operations;

●	the dangers inherent in the storage and transportation of motor fuel;

●	a significant decrease in demand for diesel and gasoline, including increased consumer preference for alternative fuels or improvements in fuel efficiency, in the areas we serve would materially affect our revenues and profitability;

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●	the industries in which we operate are subject to seasonal trends;

●	our operations are subject to stringent environmental laws and regulations;

●	we are subject to federal laws related to the Renewable Fuel Standard;

●	we are subject to federal, state and local laws and regulations that govern the product quality specifications of refined petroleum products we purchase, store, transport, and sell to our customers;

●	we may incur substantial losses and be subject to substantial liability claims as a result of our operations;

●	most of our competitors have significantly greater financial and marketing resources than we do;

●	our dependence on four principal suppliers for the majority of our fuel;

●	our fuel sales are generated under contracts that must be renegotiated or replaced periodically;

●	the effects of severe weather on our business;

●	the effects of possible future litigation;

●	our reliance on our information technology systems to manage numerous aspects of our business;

●	the effects on our business and reputation from failure to protect sensitive customer, employee or vendor data, whether as a result of cyber security attacks or otherwise;

●	our reliance on our suppliers to provide trade credit terms to adequately fund our ongoing operations;

●	the decrease in demand for the fuels we sell resulting from laws, regulations, technological, political and scientific developments regarding climate change;

●	the negative effects on our business resulting from a climate-related decrease in demand for crude oil;

●	immediate and substantial dilution as a result of this offering;

●	the discretion of Mr. Christopher Williams to the use of the net proceeds that we will receive from this offering;

●	the adverse effects on our share price resulting from shares eligible for future sale;

●	significant dilution of stockholders due to the issuance of convertible financial instruments through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our Common Stock;

●	the authority of our board of directors, without stockholder approval, to issue preferred stock with terms that may not be beneficial to Common Stockholders;

●	our CEO controls all corporate activities and can approve all transactions, including mergers, without the approval of other stockholders.

●	the ability of our CEO to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

●	indemnification of officers and directors provided by our Articles of Incorporation;

●	the lack of payments of cash dividends in the foreseeable future;

●	the limited trading market of our Common Stock;

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●	the volatility of the market price for our Common Stock;

●	the status of our Common Stock as “penny stock;”

●	lack of assurances that our shares, once listed on Nasdaq, will not be subject to potential delisting;

●	the effects of proposed reverse stock split on our stock price and the liquidity of shares of our Common Stock;

●	the speculative nature of the Warrants;

●	no established market for the Warrants;

●	our Warrant Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Warrants;

●	we may become involved in securities class action litigation;

●	securities analysts may elect not to report on our Common Stock or may issue negative reports;

●	uncertainty regarding our ability to achieve profitability and positive cash flow through the commercialization of the products and services we offer or intend to offer in the future;

●	our need to raise additional financing to fund daily operations and successfully grow our Company

●	a slowdown or reduction in our sales due to a reduction in demand, unanticipated competition, regulatory issues, or other unexpected circumstances;

●	uncertainty associated with our reliance on third-parties, such as Magellan Terminals, for fuel inventory;

●	uncertainty associated with the volatility of oil prices which is affected by world events, including but not limited to Russia’s invasion of Ukraine, decisions of The Organization of the Petroleum Exporting Countries (“OPEC”) and other non-member countries, the ability of U.S. oil producers to increase production, the import decisions of oil refineries, speculation in the oil and gas commodity markets and their effects the prices of diesel fuel and gasoline inventory we can purchase based on the availably of our cash on hand;

●	our reliance on exemptions from certain governance requirements as a “controlled company” within the meaning of Nasdaq listing standards;

●	our ability to retain and recruit appropriate employees;

●	current and future laws and regulations that could adversely affect our business;

●	general economic uncertainty, included uncertainty associated with the adverse effects of the COVID-19 pandemic (including new and emerging strains and variants), and its unpredictable duration in regions where we have customers, employees, and suppliers; and

●	the other factors described in “Risk Factors.”

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Impacts of the COVID-19 Pandemic

The recent outbreak of the corona virus, also known as “COVID-19,” has spread across the globe and is impacting worldwide economic activity. As of the date of this filing, COVID-19 has had a minimal impact on our business. Our business was already operational, there is minimal labor required to operate our business and energy needs in our market area were stable during the pandemic. The extent to which COVID-19 may impact our operations on an ongoing basis in the future is highly uncertain. It will depend on various factors including the duration and severity of the outbreak, the severity of variants of COVID-19, the effectiveness, acceptance, availability and use of affordable vaccines and pharmaceutical treatments in our market area and new information which may emerge concerning the appropriate responses if and to the continuing pandemic. If the pandemic continues and worsens, we could temporarily lose the services of employees or experience interruptions in our business which could lead to inefficiencies, interruptions in our regular operations and potential reputational harm. If we do not respond appropriately to the COVID-19 pandemic or other similar health crises, or if customers do not perceive our response to be adequate for a particular region or our business as a whole, we could suffer damage to our reputation, which could materially adversely affect our business, financial condition and results of operations in the future. If the pandemic continues and worsens, we could temporarily lose the services of employees or experience interruptions in our business which could lead to inefficiencies, interruptions in our regular operations and potential reputational harm. If we do not respond appropriately to the COVID-19 pandemic or other similar health crises, or if customers do not perceive our response to be adequate for a particular region or our business as a whole, we could suffer damage to our reputation, which could materially adversely affect our business, financial condition and results of operations in the future.

Reverse Stock Split

In order to comply with the initial listing requirements of the Nasdaq that require a minimum stock trading price, we will effect a reverse stock split of our Common Stock at a ratio of [*]-for-1 following the effectiveness of the registration statement of which this prospectus forms a part and prior to the closing of this offering. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of Common Stock. All information presented in this prospectus other than in our consolidated financial statements and the notes thereto assumes a [*]-for-1 reverse stock split of our outstanding shares of Common Stock, and unless otherwise indicated, all such amounts and corresponding conversion price or exercise price data set forth in this prospectus have been adjusted to give effect to such assumed reverse stock split. No shares of Preferred Stock will be reverse split.

Listing on the Nasdaq Capital Market

Our Common Stock is currently quoted on the OTC Markets under the symbol “CWPE.” In connection with this offering, we intend to apply to have our Common Stock and Warrants listed on the Nasdaq Capital Market under the symbols “[*]” and “[*]W,” respectively. If our listing application is approved, we expect to list our Common Stock and the warrants offered in this offering on Nasdaq upon consummation of this offering. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our Common Stock and warrants. If Nasdaq does not approve the listing of our Common Stock and warrants, we will not proceed with this offering. There can be no assurance that our Common Stock and warrants will be listed on the Nasdaq.

Going Concern

We have incurred significant operating losses since our inception in 2009 and expect to continue to incur significant and increasing operating losses for the foreseeable future. As of March 31, 2022, we had an accumulated deficit of $1,844,805 and a net loss of $75,056 for the three months then ended. As of December 31, 2021, we had an accumulated deficit of $1,769,749 and a net loss of $1,542,938 for the year then ended. As a result of these conditions, management has concluded that substantial doubt about our ability to continue as a going concern exists as conditions and events, considered in the aggregate, indicate that it is probable that we will be unable to meet our obligations as they become due within one year after the date of this prospectus. The financial information throughout this prospectus and the consolidated financial statements included elsewhere in this prospectus have been prepared on a basis that assumes that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business which cannot be assured. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our stockholders may lose some or all of their investment in us.

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Corporate Information

CW Petroleum Corp was incorporated in the State of Texas on April 29, 2005, and began operations in 2011. On April 14, 2018, CW Petroleum Corp was incorporated by Christopher Williams in the State of Wyoming. On April 15, 2018, the Texas corporation became a wholly-owned subsidiary of the Company through a share exchange and now CW Petroleum Corp is a holding company. Our principal executive offices are located at 2717 Commercial Center Blvd., Suite E200 PMB 264, Katy, Texas 77494. Our phone number is (832) 817-8099. Our website address is cwpetroleumcorp.com. We do not incorporate the information on or accessible through our website into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

The Jumpstart Our Business Startups Act (the “JOBS Act”) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We may take advantage of certain exemptions from various public reporting requirements, including the requirement that we provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations, and that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until those standards apply to private companies. We intend to take advantage of these exemptions until we are no longer an emerging growth company. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will cease to be an emerging growth company upon the earliest of (1) the end of the fiscal year following the fifth anniversary of this offering; (2) the last day of the fiscal year during which our annual gross revenues are $1.07 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (4) the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year.

Additionally, we are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

See the section titled “Risk Factors— Risks Related to Our Common Stock, Warrants and the Offering—We are an “emerging growth company” and a “smaller reporting company,” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our Common Stock less attractive to investors.”

Implication of Being a Controlled Company

After completion of this offering and the application of net proceeds therefrom, Mr. Williams, our CEO, will beneficially own approximately [*]% of the voting power of Common Stock (or approximately [*]% if the underwriters exercise in full their over-allotment option). As a result, we will be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that:

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●	a majority of our board of directors consist of “independent directors” as defined under the rules of the Nasdaq;

●	our director nominees be selected, or recommended for our board of directors’ selection, by a nominating/governance committee comprised solely of independent directors; and

●	the compensation of our executive officers be determined, or recommended to our board of directors for determination, by a compensation committee comprised solely of independent directors.

Following this offering, we intend to utilize these exemptions. As a result, we may not have a majority of independent directors, our compensation committee and nominating and governance committee may not consist entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq.

THE OFFERING

Issuer:	CW Petroleum Corp, a Wyoming corporation.

Offered Securities:	[*] Units, each Unit consisting of [*] share of our Common Stock and [*] Warrant to purchase [*] share of our Common Stock from the date of issuance until the [*] anniversary of such date for an assumed $[*] per share ([*]% of the assumed $[*] public offering price of one Unit, the midpoint of the price range set forth on the cover page of this prospectus). The Units will not be certificated or issued in stand-alone form. The shares of our Common Stock and the Warrants underlying the Units are immediately separable upon issuance and will be issued separately in this offering.

Offering Price per Unit (assumed):	Assumed $[*] per Unit (the midpoint of the price range set forth on the cover page of this prospectus).

Over-Allotment Option:	We have granted the underwriters a 45-day option to purchase up to an aggregate of [*] additional shares and/or [*] additional Warrants at the public offering price, less underwriting discounts and commissions, on the same terms as set forth in this prospectus, solely to cover over-allotments, if any.

Description of Warrants:	Each Warrant will have an exercise price per share of [*]% of the public offering price per Unit, will be exercisable immediately, and will expire on the [*] anniversary of the original issuance date. Each Warrant is exercisable for [*] share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations, or similar events affecting our Common Stock as described herein. Each holder of purchase Warrants will be prohibited from exercising its Warrant for shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our Common Stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The terms of the Warrants will be governed by a Warrant Agent Agreement, dated as of the effective date of this offering, between us and Transfer Online, Inc., as the warrant agent (the “Warrant Agent”). This offering also relates to the offering of the shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”). For more information regarding the Warrants, you should carefully read the section titled “Description of Securities—Warrants” in this prospectus.

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Common Stock Outstanding Before Offering:	22,345,898 shares

Common Stock Outstanding After Offering (1):	[*] shares, or [*] shares of if the underwriters exercise their over-allotment option in full, in each case assuming none of the Warrants issued in this offering are exercised.

Reverse Stock Split	We will complete a [*]-for-[*] reverse split of our Common Stock immediately prior to the completion of this offering. The purpose of the reverse stock split is to meet minimum stock price requirement of the Nasdaq Capital Market. All share numbers in this prospectus have been adjusted to give effect to this reverse split.

Use of Proceeds:	We estimate that we will receive net proceeds from this offering of approximately $[*] million, or approximately $[*] million if the underwriters exercise their option to purchase additional shares of Common Stock in full, assuming an initial public offering price of $[*] per Unit, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering, together with our existing cash to purchase additional inventories of gasoline and isobutanol, to: expand our proprietary fuel sales in Houston, Dallas, Maryland, and Chicago, working capital for expansion of pipeline purchases, hiring additional personnel, purchase of additional equipment (two trucks, two fuel trailers), rental of one rail tank car, the potential acquisition of a truck terminal, convenience stores, and/or a marina. See “Use of Proceeds” below.

Underwriters Compensation:

In connection with this offering, the underwriters will receive an underwriting discount equal to 8% of the gross proceeds from the sale of Units in the offering.

We will also issue to the underwriters or their designees at the closing of the offering and each closing of the Over-Allotment Option (if any), warrants (the “Underwriter’s Warrants”) to purchase shares of Common Stock and/or warrants equal to 5.0% of the aggregate number of shares of Common Stock sold in the offering. The Underwriter’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the 4.5-year period commencing six months from the date of the commencement of sales of the public securities in the offering, at a price per share equal to 100% of the public offering price per Unit. The Underwriter’s Warrants will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) and future issuance of Common Stock or Common Stock equivalents at prices (or with exercise and/or conversion prices) below the offering price.

We will be responsible for and will pay all expenses relating to the offering. We will also reimburse the underwriters for certain out-of-pocket actual expenses related to the offering and the representative of the underwriter shall be entitled to a non-accountable expense allowance equal to 1% of the gross proceeds from the offering. We have also agreed to provide other rights to the representative. See “Underwriting” starting on page 71 of this prospectus.

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Nasdaq Capital Market Listing and Symbols:	Our Common Stock is presently quoted on the over the counter markets under the symbol “CWPE.” We have applied to list our Common Stock and Warrants on Nasdaq under the symbols “[*]” and “[*]W,” respectively. No assurance can be given that Nasdaq will approve our listing application, and if approved, that we will be able to maintain that listing, or that a trading market will develop for the Common Stock and Warrants.

Lock-Up Agreements:	We and our directors, officers and certain stockholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 360 days after the date of this prospectus. See “Underwriting-Lock-Up Agreements” on page 73 of this prospectus.

Dividend Policy:	We have not historically paid dividends on our Common Stock and do not intend to do so in the future.

Controlled Company:

Our Series A Preferred Stock is entitled to 100 votes per share and our CEO, Christopher Williams, owns all 1,000,000 of the outstanding shares of such stock, and therefore Mr. Williams (and not investors in this offering) will after the offering control all corporate actions, including the election of our board of directors, the adoption of amendments to our Articles of Incorporation and Bylaws, and the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction.

After completion of this offering and the application of net proceeds therefrom, Mr. Williams will beneficially own approximately [*]% of the voting power of our capital stock (or approximately [*]% if the underwriters exercise in full their over-allotment option). As a result, we will be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that:

●	a majority of our board of directors consist of “independent directors” as defined under the rules of the Nasdaq;

●	our director nominees be selected, or recommended for our board of directors’ selection, by a nominating/governance committee comprised solely of independent directors; and

●	the compensation of our executive officers be determined, or recommended to our board of directors for determination, by a compensation committee comprised solely of independent directors.

Following this offering, we intend to utilize these exemptions. As a result, we may not have a majority of independent directors, our compensation committee and nominating and governance committee may not consist entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq.

Risk Factors:	An investment in our securities involves a high degree of risk. You should read this prospectus carefully, including the section entitled “Risk Factors” starting on page 16 of this prospectus and the consolidated financial statements and the related notes to those statements included in this prospectus, before deciding to invest in our securities.

Transfer Agent and Warrant Agent:	Transfer Online, Inc.

(1)	The number of shares of Common Stock to be outstanding immediately after this offering excludes:

●	[*] shares of Common Stock issuable upon the exercise of Warrants included in the Units;

●	[*] shares of Common Stock issuable upon the exercise of the underwriter’s over-allotment option to purchase [*] of additional shares of Common Stock and/or Warrants, in any combination thereof, from us in this offering to cover over-allotments, if any (the “Over-Allotment Option”).

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Except as otherwise indicated, all information in this prospectus assumes that:

●	none of the Warrants underlying the Units in this offering have been exercised;

●	no conversion of Series A Preferred Stock;

●	no exercise of the Underwriter’s Warrants; and

●	no shares of Common Stock or Warrants will be issued pursuant to the Underwriters’ Over-Allotment Option.

SUMMARY FINANCIAL DATA

The statement of operations data for the three months ended March 31, 2022 and 2021 and the year ended December 31, 2021 have been derived from both our audited and unaudited financial statements included elsewhere in this prospectus. The balance sheet data as of March 31, 2022 and December 31, 2021 have been derived from both our audited and unaudited financial statements included elsewhere in this prospectus. In the opinion of management, the audited financial statements include all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of such financial data. You should read the financial data together with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and notes thereto, and other financial information are included elsewhere in this prospectus. Our historical results are not necessarily indicative of our results in any future period and results from our interim period may not necessarily be indicative of the results of the entire year. Pro forma share and per share amounts presented herein reflect the implementation of the [*]-for-1 reverse stock split as if it had occurred at the beginning of the earliest period presented.

Unaudited Consolidated Statements of Operations – Three Months Ended March 31, 2022 and 2021

	2022	2021
Operations
Revenue
Fuel sales	$1,693,968	$1,682,819
Total revenue	1,693,968	1,682,819
Cost of revenue
Cost of fuel sold	1,353,321	1,317,029
Freight	19,507	40,579
Transport costs	25,181	28,380
Total cost of revenue	1,398,009	1,385,988
Margin on operations	295,959	296,831
Operating expenses	355,416	253,576
Earnings (loss) from operations	(59,457)	43,255
Interest expense	15,599	16,607
Earnings (loss) before income taxes	(75,056)	26,648
Income tax provision (recovery)	-	-
Net (loss) income	$(75,056)	$26,648

Earnings Per Share
Weighted average shares outstanding	22,345,898	13,304,065
Basic and fully diluted earnings (loss) per share	$(0.00)	$0.00

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Unaudited Consolidated Balance Sheets – As of March 31, 2022 and December 31, 2021

	March 31, 2022 (Unaudited)	December 31, 2021 (Audited)
ASSETS
Current assets
Cash	$202,447	$281,504
Accounts receivable, net	288,612	159,988
Inventory	-	127,607
Other current assets	8,300	8,300
Total current assets	499,359	577,399
Property and equipment, net	315,062	357,702
Other assets	19,511	17,613
Total assets	$833,932	$952,714
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$190,714	$199,948
Short term notes payable – related party	345,000	345,000
Current maturities of long-term debt	127,165	129,548
Total current liabilities	662,879	674,496
Long-term debt, net	255,504	287,613
Total liabilities	$918,383	$962,109
Shareholders’ equity
Preferred stock –1,000,000 shares authorized, issued and outstanding with a par value of $0.0001 per share	100	100
Common stock – 99,000,000 shares authorized, $0.0001 par value 22,345,898 and 22,345,898 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2,235	2,235
Stock payable	300	300
Additional Paid-in capital	1,757,719	1,757,719
Accumulated deficit	(1,844,805)	(1,769,749)
Total shareholders’ equity	(84,451)	(9,395)
Total liabilities and shareholders’ equity	$833,932	$952,714

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RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk including the risk of a loss of your entire investment. You should carefully consider the following risk factors. These risk factors contain, in addition to historical information, forward looking statements that involve risks and uncertainties. Our actual results could differ significantly from the results discussed in the forward-looking statements. The occurrence of any of the adverse developments described in the following risk factors and in the documents incorporated herein by reference could materially and adversely harm our business, financial condition, results of operations or prospects. In such event, the value of our securities could decline, and you could lose all or a substantial portion of the money that you pay for our securities. In addition, the risks and uncertainties discussed below are not the only ones we face. Our business, financial condition, results of operations or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material, and these risks and uncertainties could result in a complete loss of your investment. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus (as supplemented or amended).

Risks Related to our Business

There are doubts about our ability to continue as a going concern.

We have incurred significant operating losses since our inception in 2009 and expect to continue to incur significant and increasing operating losses for the foreseeable future. As of March 31, 2022, we had an accumulated deficit of $1,844,805 and a net loss of $75,056 for the three months then ended. As of December 31, 2021, we had an accumulated deficit of $1,769,749 and a net loss of $1,542,938 for the year then ended. As a result of these conditions, management has concluded that substantial doubt about our ability to continue as a going concern exists as conditions and events, considered in the aggregate, indicate that it is probable that we will be unable to meet our obligations as they become due within one year after the date of this prospectus. The financial information throughout this prospectus and the consolidated financial statements included elsewhere in this prospectus have been prepared on a basis that assumes that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business which cannot be assured. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our stockholders may lose some or all of their investment in us.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from this offering, our operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We intend to overcome the circumstances that impact our ability to remain a going concern through a combination of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support our business operations; however, we do not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital, when needed, could limit our ability to continue our operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our Common Stock, and debt financing, if available, may involve restrictive covenants, and would have a superior claim to our assets over the holders of our Common Stock, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights. Please see Financial Statements – Note 2 - Going Concern for further information.

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We will require additional capital to continue as a going concern and to achieve our business objectives but such capital may not be available to us on reasonable terms or at all.

We believe the proceeds from this offering will be sufficient to further our business plan through April 2023. However, we can give no assurance that all, or even a significant portion of these Units will be sold or, that the monies raised will be sufficient to allow us to continue as a going concern. Further, no assurance can be given if additional capital is needed as to how much additional capital will be required or that additional financing can be obtained, or, if obtainable, that the terms will be satisfactory to us, or at all, or that such financing would not result in a substantial dilution of our stockholders’ interests. A failure to raise capital when needed would have a material adverse effect on our business, financial condition and results of operations. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, we may be required to reduce, curtail or discontinue operations.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

●	investors’ perception of, and demand for, our securities;

●	conditions of the U.S. and other capital markets in which we may seek to raise funds; and

●	our future results of operations, financial condition and cash flow.

We are a small business in a large fragmented industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We are a small, undiversified company in a large fragmented multi-level highly competitive industry which makes it difficult to properly evaluate our business and prospects. We are subject to all the risks inherent in a small company seeking to develop, market and distribute a commodity product in a basic industry. While we offer our customers different blends of gasoline, such blends are widely available from our competitors and may not be sufficiently differentiated to give us a market advantage. The likelihood of our success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, introduction, marketing and distribution of commodity products and services in a highly competitive environment.

Such risks include, but are not limited to, dependence on the success and acceptance of our services and the management of growth. In view of our market position and the volatility of prices in our industry, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;

●	Maintain a system of management controls; and

●	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

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We are a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements and you will have limited voting power compared to the holder of our Series A Preferred Stock.

After this offering, our CEO, Christopher Williams, the sole holder of our Series A Preferred Stock, will control a majority of the voting power of our Company. For so long as Mr. Williams holds at least [*] shares of Series A Preferred Stock, he is expected to hold a majority of our outstanding voting power and he will control the outcome of matters submitted to a shareholder vote, including the appointment of all Company directors. As a result of the voting power held by Mr. Williams, we will qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that: (i) a majority of our board of directors consist of independent directors, (ii) director nominees be selected or recommended to the board by independent directors or an independent nominating committee, and (iii) we have a compensation committee that is composed entirely of independent directors.

Following this offering, we intend to rely on all of these exemptions. As a result, we will not have a majority of independent directors, our directors will not be nominated or selected by independent directors and all compensation decisions will not be made by an independent compensation committee. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

We are and will continue to be completely dependent on the services of our CEO, Christopher Williams, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Our operations and business strategy are completely dependent upon the knowledge and business connections of Christopher Williams. There is currently no employee of the Company who is capable of succeeding Mr. Williams should he leave our employ, voluntarily or involuntarily. If Mr. Williams should choose to leave us for any reason or if he dies, becomes ill and unable to work for an extended period of time before we have hired someone who could replace him, our operations will likely stagnate or fail. Although we have obtained “key man” insurance that would pay $1,000,000 to our Company in the event of his death or permanent disability, such sum would likely not compensate us for his loss. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein. We will fail without the services of Christopher Williams or an appropriate replacement(s). Were Mr. Williams to leave our employ voluntarily or have his employment terminated by our Board of Directors, he would still maintain a controlling interest over our Company by virtue of his voting power to control all aspects of the Company’s governance. Should Mr. Williams become a stockholder hostile to our Board of Directors, he would have the power to remove our Board of Directors, elect new Board members and possibly reinstate his employment even if that was not in the best interests of the Company or its minority stockholders. Our Board has no current plans to search for a potential successor to Mr. Williams.

We have only three directors, one of whom is also an officer. Two of our directors are related.

We have only three directors, one of whom is also an officer and are related to each other as father and son. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like the decisions of the CEO, compensation, corporate governance or audit issues.

Until we have a larger board of directors which could include some independent members, if ever, there will be limited oversight of our CEO’s decisions and activities and little ability for minority stockholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority stockholders.

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Our CEO, Christopher Williams, has no experience managing a public company and no meaningful financial reporting education or experience and, accordingly, our ability to meet our reporting requirements on a timely basis will be dependent to a significant degree upon third party consultants and advisors.

Christopher Williams has no experience managing a public company and no meaningful financial reporting education or experience. He is and will be heavily dependent on engaging and dealing with outside professional advisors, primarily accountants, lawyers and financial advisors who are not and will not be affiliated with our independent auditors. We have no formal arrangements with professionals to help Mr. Williams and cannot provide any assurances that we will be able to establish arrangements with professionals on terms or costs that are acceptable or affordable to us. Upon the closing of this offering we plan on hiring a full-time Chief Financial Officer who has experience working in a public company.

We have not established internal controls with respect to our financial reporting and if we fail to maintain proper and effective internal controls it will impair our ability to produce accurate financial statements on a timely basis.

If we do not establish sufficient internal controls over our financial reporting, we may incur a “material weakness.” A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. This material weakness could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. To address our material weakness, we will, in connection with the closing of our initial public offering, seek to hire a chief financial officer.

Our compliance with Section 404 of Sarbanes-Oxley Act requires that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If that were to happen, the market price of our stock could decline and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

The measures we have taken to date, and actions we may take in the future, may not be sufficient to remediate any current deficiencies in our internal control over financial reporting or to prevent or avoid potential future material weaknesses. We may not be in a position to identify all material weaknesses. Moreover, our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods, which could cause the price of our common stock to decline. In addition, if we are not able to continue to meet these requirements, we may not be able to remain listed on Nasdaq.

We have decided to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur accounting and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to fund our operations and may prevent us from meeting our normal business obligations.

Although we have been filing reports with the Securities and Exchange Commission pursuant to our obligations under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”) and are current in our filings, we have elected to become subject to file enhanced periodic reporting requirements pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel or other professional would have to review and assist in the preparation of such reports. The future costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.

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We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly.

Our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates.

Financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) require the use of estimates, judgments, and assumptions that affect the reported amounts. Actual results may differ materially from these estimates under different assumptions or conditions. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited experience in making these estimates, judgments, and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations, and the price of our securities.

General economic, financial and political conditions that are largely out of our control could adversely affect our business, financial condition and results of operations.

Recessionary economic conditions, higher interest rates, higher motor fuel and other energy costs, inflation, increases in commodity prices, higher levels of unemployment, higher consumer debt levels, higher tax rates and other changes in tax laws or other economic factors may affect consumer spending or buying habits, and could adversely affect the demand for the fuels we will sell. Unfavorable economic conditions, higher motor fuel prices and unemployment levels can affect consumer confidence, spending patterns and miles driven, with many customers “trading down” to lower priced products in certain categories when unfavorable conditions exist. These factors could lead to sales declines in customer orders, and in turn could have an adverse impact on our business, financial condition and results of operations.

A tightening of credit in the financial markets or an increase in interest rates may make it more difficult for wholesale customers and suppliers to obtain financing and, depending on the degree to which it occurs, may cause a material increase in the nonpayment or other nonperformance by our customers and suppliers. Even if our credit review and analysis mechanisms work properly, we may experience financial losses in our dealings with these third parties. A material increase in the nonpayment or other nonperformance by our wholesale customers and/or suppliers could adversely affect our business, financial condition, and results of operations.

Examples of other general economic, financial and political risks include:

●	a general or prolonged decline in, or shocks to, regional or broader macro-economics;

●	regulatory changes that could impact the markets in which we operate, which could reduce demand for our goods and services or lead to pricing, currency, or other pressures; and

●	deflationary economic pressures, which could hinder our ability to operate profitably in view of the challenges inherent in making corresponding deflationary adjustments to our cost structure.

The nature of these types of risks, which are often unpredictable, makes them difficult to plan for, or otherwise mitigate, and they are generally uninsurable, which compounds their potential impact on our business. Any such event could have a material adverse effect on our business, financial condition and results of operations.

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Volatility in crude oil and wholesale diesel and gasoline costs affect our business, financial condition and results of operations.

Wholesale diesel and gasoline costs are directly related to, and fluctuate with, the price of crude oil. Volatility in the price of crude oil, and subsequently wholesale fuel prices, is caused by many factors, including general political, regulatory and economic conditions, acts of war, terrorism or armed conflict, instability in oil producing regions, particularly in the Middle East and South America, refinery capacity and the value of U.S. dollars relative to other foreign currencies, particularly those of oil producing nations. In addition, the supply of fuel and our wholesale purchase costs could be adversely affected in the event of a shortage or oversupply of product, which could result from, among other things, the Russian invasion of Ukraine and the sanctions imposed on Russia and other countries, interruptions of fuel production at oil refineries, new supply sources, sustained increases or decreases in global demand or the fact that we purchase our fuel on the spot market and have no guarantee an uninterrupted, unlimited supply of gasoline or diesel fuels. Significant increases and volatility in wholesale fuel costs could result in lower gross profit dollars, as an increase in the retail price of motor fuel could impact consumer demand for diesel and gasoline and could result in lower wholesale fuel gross profit dollars. As the market prices of crude oil, and, correspondingly, the market prices of wholesale fuels, experience significant and rapid fluctuations, we attempt to pass along wholesale price changes to our customers; however, we are not always able to do so immediately. The timing of any related increase or decrease in sales prices is affected by competitive conditions in our market areas. As such, our revenues and gross profit can increase or decrease significantly and rapidly over short periods of time and potentially adversely impact our business, financial condition, and results of operations. The volatility in crude oil and wholesale fuel costs and sales prices makes it extremely difficult to forecast future gross profits or predict the effect that future wholesale costs and sales price fluctuations will have on our operating results and financial condition.

The dangers inherent in the storage and transportation of motor fuel could cause disruptions in our operations and could expose us to potentially significant losses, costs or liabilities.

We transport the diesel and gasoline in our own tanker trucks. Our operations are subject to significant hazards and risks inherent in transporting and storing these fuels. These hazards and risks include, but are not limited to, traffic accidents, fires, explosions, spills, discharges, and other releases, any of which could result in distribution difficulties and disruptions, environmental pollution, governmentally-imposed fines or clean-up obligations, personal injury or wrongful death claims, and other damage to our properties and the properties of others. Any such event not covered by our insurance could have a material adverse effect on our business, financial condition, results of operations and future prospects.

A significant decrease in demand for diesel and gasoline, including increased consumer preference for alternative fuels or improvements in fuel efficiency, in the areas we serve would materially affect our revenues and profitability.

The Energy Information Administration of the U.S. Department of Energy projects that U.S. motor gasoline consumption will decline at an average rate of 1.1% per year between 2012 and 2040 as improvements in fuel efficiency are expected to outpace increases in miles driven. A significant decrease in demand for these products in the areas we serve could significantly reduce our revenues. Our revenues are dependent on various trends, such as trends in consumer disposable income, the trucking industry, and travel in our market areas, and these trends can change. Regulatory action, including government imposed fuel efficiency standards, may also affect demand for these fuels. Because certain of our operating costs and expenses are fixed and do not vary with the volumes of products we distribute, our costs and expenses might not decrease ratably or at all should we experience such a reduction. As a result, we may experience declines in our profit margin if our fuel distribution volumes decrease.

Any technological advancements, regulatory changes or changes in consumer preferences causing a significant shift toward alternative products could reduce demand for the conventional petroleum based fuels we currently sell. Additionally, a shift toward electric, hydrogen, natural gas or other alternative-power vehicles could fundamentally change our customers’ shopping habits or lead to new forms of fueling destinations or new competitive pressures.

New technologies have been developed and governmental mandates have been implemented to improve fuel efficiency, which may result in decreased demand for petroleum-based fuel. For example, in December 2021, the Biden Administration announced revised GHG emissions standards for light-duty vehicle fleets for Model Years 2023-2026, which some manufacturers may meet by increasing fuel efficiency or increasing the prevalence of zero-emissions vehicles in their fleets. The Biden Administration has also set a goal for federal vehicle acquisitions to be 100% zero-emissions vehicles by 2035, which may further influence the composition of vehicle fleets. Any of these outcomes could result in a reduction in demand from our wholesale customers, which could have a material adverse effect on our business, financial condition, results of operations and future prospects.

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The industries in which we operate are subject to seasonal trends, which may cause our operating costs to fluctuate, affecting our cash flow.

We typically experience more demand for diesel and gasoline in the late spring and summer months than during the fall and winter. Travel, recreation and construction are typically higher in these months in the market areas in which we operate, increasing the demand for fuel that we sell and distribute. Therefore, our revenues and cash flows are typically higher in the second and third quarters of our fiscal year. As a result, our results from operations may vary widely from period to period, affecting our cash flow.

Our operations are subject to stringent environmental laws and regulations that may expose us to significant costs and liabilities that could exceed current expectations.

Our operations are subject to stringent and complex federal, state and local laws and regulations governing the release, disposal or discharge of materials into the environment, health and safety aspects of our operations, or otherwise relating to environmental protection. For example, the transportation and storage of refined products over and adjacent to water involves risk and potentially subjects us to strict, joint, and potentially unlimited liability for removal costs and other consequences of an oil spill where the spill is into navigable waters, along shorelines or in the exclusive economic zone of the United States. In the event of an oil spill into navigable waters, substantial liabilities could be imposed upon us. The Clean Water Act imposes restrictions and strict controls regarding the discharge of pollutants into navigable waters, with the potential of substantial liability for the violation of permits or permitting requirements.

The application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution resulting from the ownership or operation of our tanker trucks. Numerous governmental authorities have the power to enforce compliance with these laws and regulations and the permits issued under them. Such enforcement actions often involve taking difficult and costly compliance measures or corrective actions. We may be required to make significant capital and operating expenditures or perform remedial or other corrective actions to comply with the requirements of these environmental laws and regulations or the terms or conditions of permits issued pursuant to such requirements. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, the imposition of investigatory or remedial obligations, and the issuance of orders limiting or prohibiting some or all of our operations. In addition, we may experience delays in obtaining or be unable to obtain required permits, which may delay or interrupt our operations and limit our growth and revenue. “Business—Regulation of Environmental and Occupational Safety and Health Matters” contains further description of the laws and regulations that affect us.

There is inherent risk of incurring significant environmental costs and liabilities in the performance of our operations due to our handling of petroleum hydrocarbons and other hazardous substances and wastes, as a result of air emissions related to our operations. Spills or other releases of regulated substances, including such spills and releases that occur in the future, could expose us to material losses, expenditures and liabilities under applicable environmental laws and regulations. Under certain of such laws and regulations, we could be held strictly liable for the removal or remediation of previously released hazardous materials or property contamination, regardless of whether we were responsible for the release or contamination and even if our operations met previous standards in the industry at the time they were conducted. In connection with certain acquisitions, we could acquire, or be required to provide indemnification against, environmental liabilities that could expose us to material losses. In addition, claims for damages to persons or property, including natural resources, may result from the environmental, health and safety impacts of our operations. Our insurance may not cover all environmental risks and costs or may not provide sufficient coverage if an environmental claim is made against us. Moreover, public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stringent environmental legislation and regulations applied to the trucking industry could continue, resulting in increased costs of doing business and consequently affecting profitability. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly storage, transport, disposal or cleanup requirements could require us to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on our industry in general in addition to our own results of operations, competitive position or financial condition. To the extent laws are enacted or other governmental action is taken that restricts development or imposes more stringent and costly operating, disposal and cleanup requirements, our business, prospects, financial condition or results of operations could be materially adversely affected.

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We are subject to federal laws related to the Renewable Fuel Standard.

New laws, new interpretations of existing laws, increased governmental enforcement of existing laws or other developments could require us to make additional capital expenditures or incur additional liabilities. For example, at times, certain independent refiners have initiated discussions with the EPA to change the way the Renewable Fuel Standard (“RFS”) is administered in an attempt to shift the burden of compliance from refiners and importers to blenders and distributors. Under the RFS, which requires an annually increasing amount of biofuels to be blended into the fuels used by U.S. drivers, refiners/importers are obligated to obtain renewable identification numbers (“RINS”) either by blending biofuel into gasoline or through purchase in the open market. If the obligation was shifted from the importer/refiner to the blender/distributor, we would potentially have to utilize the RINS we obtain through our blending activities to satisfy a new obligation and would be unable to sell RINS to other obligated parties, which may cause an impact on the fuel margins associated with our sale of gasoline. Additionally, the price of RINS is not fixed and is subject to change due to various considerations, including regulatory actions. In December 2021, the EPA proposed to modify the 2021 and 2022 volume targets for renewable fuels and, in light of the impacts of the COVID-19 pandemic, to retroactively reduce the targets for 2020. We cannot predict the impact of such modifications, but any such reduction may decrease demand for RINS and, thus, the prices we are able to realize from the RINS we obtain. The occurrence of any of the events described above could have a material adverse effect on our business, financial condition, results of operations and our future prospects.

We are subject to federal, state and local laws and regulations that govern the product quality specifications of refined petroleum products we purchase, store, transport, and sell to our customers.

Various federal, state, and local government agencies have the authority to prescribe specific product quality specifications for certain commodities, including commodities that we distribute. Changes in product quality specifications, such as reduced sulfur content in refined petroleum products, or other more stringent requirements for fuels, could reduce our ability to procure product, require us to incur additional handling costs and/or require the expenditure of capital. If we are unable to procure product or recover these costs through increased selling price, we may not be able to meet our financial obligations. Failure to comply with these regulations could result in substantial penalties.

We may incur substantial losses and be subject to substantial liability claims as a result of our operations. Additionally, we may not be insured for, or our insurance may be inadequate to protect us against, these risks.

Our operations are subject to risks associated with the energy industry, including the possibility of:

●	environmental hazards, such as uncontrollable releases of tanker truck emissions, motor fuel, and chemical spills or other pollution into the environment;

●	personal injuries and death;

●	natural disasters; and

●	terrorist attacks targeting oil related facilities and infrastructure.

Any of these risks could adversely affect our operations and result in substantial loss to us for:

●	injury or loss of life;

●	damage to and destruction of property, natural resources and equipment;

●	pollution and other environmental and natural resources damages;

●	regulatory investigations and penalties;

●	suspension of our operations; and

●	repair and remediation costs.

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In accordance with what we believe to be customary industry practice, we maintain insurance against some, but not all, of our business risks. Our insurance may not be adequate to cover any losses or liabilities we may suffer. Also, insurance may no longer be available to us or, and if it is, its availability may be at premium costs that do not justify its purchase. The occurrence of a significant uninsured claim or a claim in excess of the insurance coverage limits we maintain could have an adverse effect on our ability to conduct normal business operations and on our financial condition, results of operations or cash flows. In addition, we may not be able to secure additional insurance or bonding that might be required by new governmental regulations. This may cause us to restrict our operations, which might severely impact our financial condition. We may also be liable for environmental damage caused by previous owners of properties purchased by us that are not covered by insurance.

We may elect not to obtain insurance for any or all of these risks if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

Most of our competitors have significantly greater financial and marketing resources than we do.

We compete with local, regional and national competitors, such as Sun Coast Resources, Inc. and RelaDyne, Inc. who are located in our market area, as well as national and international companies like Exxon Mobile Corporation and Shell Oil Corporation. Most of our competitors have significantly greater financial and marketing resources than do we. Many of these competitors are vertically integrated, have sophisticated management, are in a position to purchase inventory at the lowest prices and have the ability to advertise in a wide variety of media. Their products are also already well known in the marketplace. There are no assurances that we will be able to successfully compete against all of these entities.

We depend on four principal suppliers for the majority of our fuel. A disruption in supply or a change in our relationship with any one of them could adversely affect our business, financial condition and results of operations.

In 2021, we purchased approximately 70%, 20%, and 10% of our motor fuel from only three fuel suppliers. A change of fuel suppliers, a disruption in supply or a significant change in pricing with any of these suppliers could have a material adverse effect on our business, financial condition and results of operations.

We depend on a few major customers for a majority of our revenues.

Accounts receivable as of December 31, 2021 were concentrated among three customers representing 60%, 21% and 17% of accounts receivable. Accounts receivable as of December 31, 2020 were concentrated among three customers representing 54%, 25% and 21% of accounts receivable. Revenue included a significant concentration among customers for the year ended December 31, 2021 in which one customer represented 81% of revenue. Revenue also included a significant concentration among customers for the year ended December 31, 2020 in which one customer represented 80% of revenue. A change in our relationship with any one of them could adversely affect our business, financial condition and results of operations.

Our fuel sales are generated under contracts that must be renegotiated or replaced periodically. If we are unable to successfully renegotiate or replace these contracts, then our business, financial condition and results of operations could be adversely affected.

Our sales of diesel and gasoline are generated under contracts that must be periodically renegotiated or replaced. We may be unable to renegotiate or replace these contracts when they expire, and the terms of any renegotiated contracts may not be as favorable as the contracts they replace. Whether these contracts are successfully renegotiated or replaced is often times subject to factors beyond our control. Such factors include fluctuations in fuel prices, counterparty ability to pay for or accept the contracted volumes and a competitive marketplace for the services offered by us. If we cannot successfully renegotiate or replace our contracts or must renegotiate or replace them on less favorable terms, sales from these arrangements could decline, which could have a material adverse effect on our business, financial condition and results of operations.

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Severe weather, which may increase in frequency and intensity due to climate change, could adversely affect our business by damaging our suppliers’ or our customers’ facilities or communications networks.

Our market area is located in a region susceptible to severe storms. A severe storm could damage the facilities of our suppliers or our customers, as well as interfere with our ability to distribute fuel to our customers or our customers’ ability to operate their locations. If warmer temperatures, or other climate changes, lead to changes in extreme weather events, including increased frequency, duration or severity, these weather-related risks could become more pronounced. Any weather-related catastrophe or disruption could have a material adverse effect on our business, financial condition and results of operations, potentially causing losses beyond the limits of the insurance we currently carry.

Future litigation could adversely affect our financial condition and results of operations.

We may, in the future, be exposed to various litigation claims in the ordinary course of our wholesale business operations, including industry-wide or class-action claims arising from the products we distribute, the equipment or processes we use or employ or industry-specific business practices. If we were to become subject to any such claims, our defense costs and any resulting awards or settlement amounts may not be fully covered by our insurance policies. We could, in the future, become a party to individual personal injury, property damage, bad fuel, products liability and other legal actions in the ordinary course of our business. While we believe these actions would be generally routine in nature, incidental to the operation of our business and immaterial in scope, if our assessment of any action or actions should prove inaccurate our financial condition and results of operations could be adversely affected. Additionally, several fossil fuel companies have been the targets of litigation alleging, among other things, that such companies created public nuisances by producing and marketing fuels that contributed to climate change or that the companies have been aware of the adverse effects of climate change but failed to adequately disclose those impacts. While we cannot predict the likelihood of success of such suits, to the extent the plaintiffs prevail, we could face significant costs or decreased demand for our services, which could adversely affect our financial condition and results of operations.

We rely on our information technology systems to manage numerous aspects of our business, and a disruption of these systems could adversely affect our business.

We depend on our information technology (“IT”) systems to manage numerous aspects of our business transactions and provide analytical information to management. Our IT systems are an essential component of our business and growth strategies, and a serious disruption to our IT systems could significantly limit our ability to manage and operate our business efficiently. These systems are vulnerable to, among other things, damage and interruption from power loss or natural disasters, computer system and network failures, loss of telecommunications services, physical and electronic loss of data, security breaches and computer viruses, which could result in a loss of sensitive business information, systems interruption or the disruption of our business operations. To protect against unauthorized access or attacks, we have implemented infrastructure protection technologies and disaster recovery plans, but there can be no assurance that a technology systems breach or systems failure will not have a material adverse effect on our financial condition or results of operations.

Our business and our reputation could be adversely affected by the failure to protect sensitive customer, employee or vendor data, whether as a result of cyber security attacks or otherwise, or to comply with applicable regulations relating to data security and privacy.

In the normal course of our business as a wholesale fuel distributor, we obtain personal and business data, including credit and debit card information from our customers. While we believe that we maintain adequate security controls over individually identifiable customer, employee and vendor data provided to us, a breakdown or a breach in our systems that results in the unauthorized release of individually identifiable customer or other sensitive data could nonetheless occur and have a material adverse effect on our reputation, operating results and financial condition. Such a breakdown or breach could also materially increase the costs we incur to protect against such risks. Also, a material failure on our part to comply with regulations relating to our obligation to protect such sensitive data or to the privacy rights of our customers, employees and others could subject us to fines or other regulatory sanctions and potentially to lawsuits. Cyber-attacks are rapidly evolving and becoming increasingly sophisticated. A successful cyber-attack resulting in the loss of sensitive customer, employee or vendor data could adversely affect our reputation, results of operations, financial condition and liquidity, and could result in litigation against us or the imposition of penalties. Moreover, a security breach could require that we expend significant additional resources to upgrade further the security measures that we employ to guard against cyber-attacks.

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We rely on our suppliers to provide trade credit terms to adequately fund our ongoing operations.

Our business is impacted by the availability of trade credit to fund our fuel purchases. An actual or perceived downgrade in our liquidity or operations (including any credit rating downgrade by a rating agency) could cause our suppliers to seek credit support in the form of additional collateral, limit the extension of trade credit, or otherwise materially modify their payment terms. Any material changes in our payment terms, including early payment discounts, or availability of trade credit provided by our principal suppliers could impact our liquidity, and results of operations.

We face risks related to Coronavirus (COVID-19) which could significantly disrupt our operations, sales, and financial results.

While the Covid-19 pandemic had a minimal effect on our operations to date, our business could be impacted in the future by the continuing effects of the COVID-19 outbreak. Our and our third-party vendors and our customers could be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our activities or the operations of our third-party vendors, the supply of our products could be delayed, which could adversely affect our business, operations, and customer relationships. There can be no assurance that any decrease in sales resulting from COVID-19 will be offset by increased sales in subsequent periods. The ultimate impact of the COVID-19 pandemic or a similar health pandemic or epidemic is highly uncertain and will depend on future developments. We do not yet know the full extent of potential impacts on our business, local, national and international oil markets or the global economy as a whole, but any disruption similar to what was experienced in 2020 and 2021 could have a material adverse impact on our operations, financial condition and results of operations.

Laws, regulations, technological, political and scientific developments regarding climate change and fuel efficiency may decrease demand for the fuels we sell.

Developments aimed at reducing greenhouse gas emissions’ contribution to climate change may decrease the demand or increase the cost for the diesel and gasoline fuels we distribute and sell. Attitudes toward these products and their relationship to the environment may significantly affect our effectiveness in marketing and sales. Efforts to steer the public toward hybrid-electric or fully electric vehicles may foster a negative perception toward diesel or gasoline powered automobiles and trucks, increase our rack prices, and decrease our sales over time. New technologies that increase fuel efficiency or offer alternative vehicle power sources or laws or regulations to increase fuel efficiency, reduce consumption or offer alternative vehicle power sources (including electric and hydrogen-powered vehicles) may result in decreased demand for petroleum-based fuel. A number of new legal incentives, regulatory requirements and executive initiatives, including the U.S. Department of Transportation’s National Highway Traffic Safety Administration’s new Corporate Average Fuel Economy (“CAFÉ”) standards that require an industry-wide fleet average of approximately 49 miles per gallon for passenger cars and light trucks in model year 2026 will have the effect of moving automobile and truck manufacturers to electric power sources at a faster rate and will drive down demand for diesel and gasoline. These developments could potentially have a material adverse effect on our business, financial condition, results of operations and future prospects.

A climate-related decrease in demand for crude oil could negatively affect our business.

Supply and demand for crude oil is dependent upon a variety of factors, many of which are beyond our control. These factors include, among others, the potential adoption of new government regulations, including those related to fuel conservation measures and climate change regulations, technological advances in fuel economy and energy generation devices. For example, legislative, regulatory or executive actions intended to reduce emissions of GHGs could increase the cost of consuming crude oil, thereby potentially causing a reduction in the demand for this product. A broader transition to alternative fuels or energy sources, whether resulting from potential new government regulation, carbon taxes or consumer preferences could result in decreased demand for products like crude oil. Any decrease in demand could consequently reduce demand for our services and could have a negative effect on our business.

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Our business operations may be materially adversely affected by negative impacts on the global economy, capital markets, or other geopolitical conditions resulting from the recent invasion of Ukraine by Russia and subsequent sanctions against Russia, Belarus, and related individuals and entities. Current volatility remains in the oil, diesel fuel, and gasoline markets around the globe.

The United States and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the recent invasion of Ukraine by Russia in February 2022. In response to such an invasion, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe. The United States, the United Kingdom, the European Union, and other countries have announced various sanctions and restrictive actions against Russia, Belarus, and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. The invasion of Ukraine by Russia and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing military conflict in Ukraine are highly unpredictable, the conflict could lead to market disruptions, including significant volatility in commodity prices (including the price of crude oil), credit and capital markets, as well as supply chain interruptions. Additionally, Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the abovementioned factors, or any other negative impact on the global economy, capital markets, or other geopolitical conditions resulting from the Russian invasion of Ukraine and subsequent sanctions, could adversely affect our business operations. The rise in the price of crude oil has increased our rack prices and the prices we charge to our customers for diesel and gasoline. As of the date of this prospectus, we have not experienced any decrease in orders from our customers, but continued increases in the price of refined petroleum products could have an adverse impact on demand and result in lower revenues and higher costs for us which could have a material adverse impact to our results of operations, financial condition and prospects.

The extent and duration of the Russian invasion of Ukraine, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. Any such disruptions may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities, or our ability to raise equity or debt financing. If these disruptions or other matters of global concern continue for an extensive period of time, our ability to continue business operations may be materially adversely affected.

Risks Related to Our Common Stock, Warrants and the offering

You will experience immediate and substantial dilution as a result of this offering.

The initial offering price of our Units is substantially higher than the net tangible book value per share of our Common Stock immediately after this offering. Therefore, if you purchase our Units in this offering, you will incur an immediate dilution with respect to your ownership of our Common Stock of $[*] (or [*]%) in net tangible book value per share from the price you paid, based upon the assumed initial public offering price of $[*] per Unit. If we raise funds by issuing additional securities, the newly issued securities may further dilute your ownership interest. See “Dilution.”

Mr. Williams will have discretion as to the use of the net proceeds that we will receive from this offering.

Mr. Williams, our CEO, will have complete discretion in the application of the net proceeds that we receive. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. You must rely on his judgment regarding the application of the net proceeds of this offering. We intend to use these net proceeds for, among other things, (i) expansion of our proprietary fuel sales in Houston, Dallas/Fort Worth, Maryland, and Chicago, (ii) working capital for expansion of pipeline inventory purchases, (iii) the hiring of additional personnel, (iv) the purchase of additional equipment (two trucks, two fuel trailers), (v) the rental of one rail tank car, (vi) the potential acquisition of a truck terminal, convenience stores, and/or a marina, and (vii) general corporate purposes, including working capital and operating expenses. The net proceeds may be used for corporate purposes that do not improve our efforts to maintain profitability or increase our share price.

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Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the amount of cash used in our operations. As a result, Mr. Williams will have broad discretion in the application of the net proceeds, and investors will be relying on his sole judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. “Use of Proceeds.”

Shares eligible for future sale may have adverse effects on our share price.

Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. In addition, there is risk that market overhang can develop after the lock-up period ends and insiders look to unload their recently acquired shares. We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

Stockholders may be diluted significantly because of the issuance of convertible financial instruments through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our Common Stock.

Wherever possible, our board of directors will attempt to use unregistered “restricted” shares of our Common Stock or other financial instruments (such as convertible promissory notes) to satisfy our financial obligations Our board of directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of our Common or preferred stock. In addition, we may attempt to raise capital by selling shares of our Common Stock, possibly at a discount to its current market price. These actions will result in dilution of the ownership interests of existing stockholders, will and that dilution may be substantial.

The interests of stockholders may be hurt because we can issue shares of our Common Stock to individuals or entities that support existing management with such issuances serving to enhance management’s ability to maintain control of our Company.

Our management owns a controlling majority of the outstanding votes. In addition, our board of directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued common or preferred shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other stockholders. Although transactions, other than those described in this prospectus, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain its control of our Company or participate in other transactions, including entering into possible business combinations, without the support of our minority stockholders.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to Common Stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control.

Our Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders.

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Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. Thus, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of our Common Stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our Common Stock.

Our management controls all corporate activities and can approve all transactions, including mergers, without the approval of other stockholders.

Our CEO, Christopher Williams, holds 1,000,000 shares of our Series A Preferred Stock that gives him the right to 100 votes per share or 100,000,000 votes. Therefore, our management effectively controls all corporate activities and can approve transactions, including possible mergers, issuance of shares and compensation levels, without the approval of other stockholders. The decisions of our management may not be consistent with or in the best interests of other stockholders.

This capital structure may have anti-takeover effects preventing a change in control transaction that the minority owners of our Common Stock might consider in their best interest.

The ability of our management to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Our CEO, Christopher Williams, beneficially owns 1,000,000 shares of Series A Preferred Stock that grants him 100 votes per share in all shareholder matters. Because of this beneficial stock ownership, Mr. Williams is in a position to continue to elect our entire board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our management may differ from the interests of our minority stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. Our minority stockholders have no way of overriding decisions made by our management. This level of control may also have an adverse impact on the market value of our shares because our management may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

Our Articles of Incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation, as amended, provide that we indemnify our officers and directors to the fullest extent allowed under the laws of the State of Wyoming.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our Common Stock. We do not expect to pay cash dividends on our Common Stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements, and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our Common Stock, the return on your investment, if any, will depend solely on an increase, if any, in the market value of our Common Stock and Warrants.

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Our Common Stock has a limited trading market, which could affect your ability to sell shares of our Common Stock and the price you may receive for our Common Stock.

Our Common Stock is currently traded in the over-the-counter market maintained by OTC Markets, Inc. under the symbol “CWPE.” However, these markets are an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than Nasdaq or other national securities exchanges, there has been only limited trading activity in our Common Stock, and we have a relatively small public float compared to the number of our shares outstanding. Further, while we have applied to list our Common Stock on Nasdaq, we cannot predict whether we will be approved or, if we are approved, the extent to which investors’ interest in our Common Stock will provide an active and liquid trading market. If an active trading market for our Common Stock does not develop or is not sustained following this offering, you may not be able to sell your shares quickly or at the market price. Our ability to raise capital to continue to fund operations by selling shares of our Common Stock and our ability to make acquisitions by using shares of our Common Stock as consideration may also be impaired. The public offering price of our Common Stock will be determined by negotiations between us and the underwriters and may not be indicative of the market prices of our Common Stock that will prevail in the trading market.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, which has led and could, in the future, lead to wide fluctuations our share price. The price at which a stockholder purchases our shares in this offering may not be indicative of the price that will prevail in the trading market. Our stockholders may be unable to sell their Common Stock at or above the purchase price, which may result in substantial losses to our stockholders.

The market price of our Common Stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	the continuing potential impact of COVID-19 pandemic on our business, customers, employees, consultants, service providers, stockholders, investors, and other stakeholders;

●	our ability to execute our business;

●	our quarterly operating results falling below expectations;

●	our issuance of additional securities, including debt or equity or a combination thereof;

●	announcements of technological innovations or new products by us or our competitors;

●	loss of any strategic relationship;

●	industry developments, including, without limitation, changes in competition or practices;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results; and

●	whether an active trading market in our Common Stock develops and is maintained.

In addition, he securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

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The market for our shares of Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares are sold into the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our lack of significant revenue or profit to date, and the uncertainty of future market acceptance for our products and services. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results, government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures, our capital commitments, and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Our stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, our management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our stockholders to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of our stock.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

There can be no assurances that our shares once listed on Nasdaq will not be subject to potential delisting if we do not continue to maintain the listing requirements of Nasdaq.

We have applied to list the shares of our Common Stock on the Nasdaq Capital Market under the symbol “[*].” Nasdaq has rules for continued listing, including, without limitation, minimum stock price, minimum market capitalization and other requirements. Failure to maintain our listing (i.e., being de-listed from Nasdaq), would make it more difficult for stockholders to sell our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. This could have an adverse effect on the price of our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange.

If Nasdaq does not list our securities, or subsequently delists our securities from trading, we could face other significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Common Stock is a “penny stock,” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Stock;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The proposed reverse stock split could cause our stock price to decline relative to its value before the split and decrease the liquidity of shares of our Common Stock.

We will effect a [*]-for-1 reverse stock split of our issued and outstanding Common Stock immediately following the effectiveness but prior to the closing of this offering. There is no assurance that that the reverse stock split will not cause an actual decline in the value of our outstanding Common Stock. The liquidity of the shares of our Common Stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales. In addition, the reverse stock split while decreasing the outstanding number of shares of our Common Stock will not have any effect on our Series A Preferred Stock that provides for 100 votes per share. Mr. Williams, our CEO, owns all 1,000,000 shares of our Series A Preferred Stock. The reverse stock split will thus provide him with an even greater proportion of votes than he had prior to such split.

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Warrants are speculative in nature.

The Warrants will have value only if the trading price of the Warrants exceed the value of the Warrants purchased or if our Common Stock exceeds the exercise price of the Warrant after the exercise of the Warrant. There can be no assurance that the market price of our shares of Common Stock will ever equal or exceed the exercise price of the Warrants. In the event that the stock price of our shares of Common Stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants will not have any value. Commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay an exercise price of $[*] per share ([*]% of the assumed public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and, although we have applied to list the Warrants on Nasdaq, there can be no assurance that an active trading market will develop.

Holders of the Warrants will have no rights as a Common Stockholder until they acquire our Common Stock.

Until holders of the Warrants acquire shares of our Common Stock upon exercise of the Warrants, the holders will have no rights with respect to shares of our Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a Common Stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the Warrants to purchase shares of our Common Stock being offered in this offering.

There is no established trading market for the Warrants. Although we have applied to list the Warrants on Nasdaq, under the symbol “[*]W,” there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Our Warrant Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with our Company.

Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than courts of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Warrant holder in any such enforcement action by service upon such Warrant holder’s counsel in the foreign action as agent for such Warrant holder.

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This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board of Directors. There is also uncertainty as to whether a court would enforce such provision due to the concurrent jurisdiction of federal and state courts over such Securities Act claims.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market, in general, has experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then it may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience managing a public company and, as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for us, with our small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover us and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of us, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

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You should not place undue reliance on forward looking statements. The cautionary statements set forth in this prospectus identify important factors which you should consider in evaluating our forward-looking statements. These risks include, but are not limited to, the following:

●	our going concern and history of losses;

●	substantial investment and costs associated with new potential revenue streams and their corresponding contractual obligations;

●	a slowdown or reduction in our sales in due to a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances;

●	our need to raise additional financing to fund daily operations and successfully grow our Company;

●	changes in the price of and demand for the fuel that we distribute and the fact that we do not hedge the price any fuel we hold in inventory;

●	our dependence on limited principal suppliers;

●	competition in the wholesale gasoline and diesel distribution industry;

●	the public’s changing preferences for alternate fuel sources or improvement in fuel efficiency;

●	volatility of fuel prices and the effects of the Russian invasion of Ukraine and actions by, or disputes among or between, oil producing countries with respect to matters related to the price or production of oil;

●	dangers inherent in the transportation of diesel and gasoline fuel;

●	our reliance on exemptions from certain governance requirements as a “controlled company” within the meaning of Nasdaq listing standards;

●	our ability to retain and recruit appropriate employees;

●	environmental, tax and other federal, state and local laws and regulations;

●	the adverse effects of COVID-19 (including new and emerging strains and variants), including the general economic uncertainty and its unpredictable duration, in regions where we have customers and employee;

●	our reliance on senior management, supplier trade credit and our information technology; and

●	the other factors described in “Risk Factors.”

You should read this prospectus (as it may be supplemented or amended) and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above, as well as the Risk Factors beginning on page 16 of this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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Except to the extent required by applicable laws or rules, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

EXPLANATORY NOTE REGARDING REVERSE STOCK SPLIT

We will effect a reverse stock split of our Common Stock at a ratio of [*]-for-1 following the effectiveness of the registration statement of which this prospectus forms a part and prior to the closing of this offering. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of Common Stock. All information presented in this prospectus other than in our financial statements and the notes thereto assumes a [*]-for-1 reverse stock split of our outstanding shares of Common Stock, and unless otherwise indicated, all such amounts set forth in this prospectus have been adjusted to give effect to such assumed reverse stock split.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $[*] million from the sale of the Units offered in this offering, or approximately $[*] million if the underwriters exercise their over-allotment option in full, assuming an initial public offering price of $[*] per Unit, the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us of $[*].

We currently anticipate an approximate allocation of the net proceeds from this offering, together with our existing cash as follows:

Expansion of our proprietary reformulated 12.5% isobutanol no ethanol gasoline sales in Houston, Dallas, Maryland, and Chicago	$4,000,000
Acquisition of additional equipment (two semi-trucks, two compartmentalized fuel trailers, rail tank car rentals)	$1,000,000
Acquisition of truck terminal	$1,000,000
Acquisition of two convenience stores - equity portion	$3,000,000
Acquisition of marina fuel tanks and blend station	$1,000,000
Hiring of additional personnel	$1,000,000
Working capital for expansion of refined products pipeline sales and trading	$4,000,000
Total	$15,000,000

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing and commercialization efforts, demand for our products, our operating costs and the other factors described under “Risk Factors” in this prospectus. Accordingly, Mr. Williams will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

Although we may use a portion of the net proceeds of this offering for the acquisitions of other assets or businesses, or for other strategic investments or opportunities, we have no current understandings, agreements or commitments to do so beyond the itemized expansion costs listed above.

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Each $1.00 increase (decrease) in the assumed initial public offering price of $[*] per Unit would increase (decrease) the net proceeds to us from this offering by approximately $[*] million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 500,000 in the number of Units we are offering would increase (decrease) the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, by $[*] million, assuming the assumed initial public offering price stays the same.

MARKET FOR OUR COMMON STOCK

Shares of our Common Stock are currently quoted on the OTC Markets under the symbol “CWPE.” Although our shares have been quoted on the OTC Markets since 2019, because trading on the OTC Markets has been infrequent and limited in volume, the prices at which such transactions occurred may not necessarily reflect the price that would be paid for our Common Stock in a more liquid market.

The following table sets forth the high and low bid of our Common Stock for each quarter within the past two completed fiscal years and the current year. The information below was provided by the OTC Markets Group, Inc.

2022:	High	Low
First Quarter	$0.085	$0.02877

2021:	High	Low
First Quarter	$2.00	$0.12
Second Quarter	$1.00	$0.2604
Third Quarter	$0.85	$0.0632
Fourth Quarter	$1.05	$0.1302

2020:	High	Low
First Quarter	$2.00	$1.60
Second Quarter	$1.70	$1.65
Third Quarter	$1.70	$1.70
Fourth Quarter	$1.70	$1.3025

As of May 26, 2022, the reported closing price for our Common Stock as quoted on the OTC Markets was $0.50 per share (or $[*] as adjusted for a reverse stock split of [*]-for-1, which will occur immediately prior to the date we commence the sale of our Units). Trading activity for our Common Stock can be found at https://www.otcmarkets.com/stock/CWPE/overview.

Holders

As of May 26, 2022, there were approximately 66 record holders of our Common Stock. An additional number of stockholders are beneficial holders of our Common Stock in “street name” through banks, brokers and other financial institutions that are the record holders.

In connection with this offering, we have applied to have our Common Stock and warrants listed on the Nasdaq Capital Market under the symbols “[*]” and “[*]W,” respectively. If our listing application is approved, we expect to list our Common Stock and the warrants offered in this offering on Nasdaq upon consummation of this offering. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our Common Stock and warrants. If Nasdaq does not approve the listing of our Common Stock and warrants, we will not proceed with this offering. There can be no assurance that our Common Stock and warrants will be listed on the Nasdaq.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our share capital. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business, and therefore do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant. Investors should not purchase our Common Stock with the expectation of receiving cash dividends.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2022:

●	on an actual basis; and

●	on an as-adjusted basis to reflect the issuance and sale by us of Units at the assumed public offering price of $[*] per Unit (the midpoint of the price range set forth on the cover page of this prospectus) after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2022
	Actual (Unaudited)	Pro-Forma (Unaudited)

Cash and cash equivalents	$202,447	$
Long-term debt, net	$255,504
Stockholders’ equity:
Common stock – 99,000,000 shares authorized, $0.0001 par value 22,345,898 issued and outstanding as of March 31, 2022	2,235
Preferred stock –1,000,000 shares authorized, issued and outstanding with a par value of $0.0001 per share	100
Additional paid-in capital	1,757,719
Accumulated deficit	(1,844,805)
Total stockholders’ equity (deficit)	(84,451)
Total liabilities and stockholders’ equity (deficit)	$833,932	$

The number of shares of Common Stock to be outstanding after this offering is based on (i) shares outstanding as of March 31, 2022 totaling 22,345,898, and (ii) [*] shares included as part of this offering. The total shares of Common Stock outstanding at March 31, 2022 excludes the following:

●	the conversion of 1,000,000 shares of Series A Preferred Stock convertible into 100,000,000 shares of Common Stock.

●	[*] shares of Common Stock issuable upon the exercise of the Warrants included in the Units in this offering;

●	[*] shares of Common Stock issuable upon the exercise of the Over-Allotment Option; and

●	[*] shares of Common Stock issuable upon the exercise of the Underwriter’s Warrants.

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Unless otherwise indicated, all information in this prospectus reflects or assumes:

●	none of the Warrants underlying the Units in this offering have been exercised;

●	no conversion of Series A Preferred Stock;

●	no exercise of the Underwriter’s Warrants; and

●	no shares of Common Stock or Warrants will be issued pursuant to the Underwriters’ Over-Allotment Option.

The information set forth above is illustrative only and will change based on the actual initial public offering price and other terms of this offering determined at pricing. Each $1.00 increase or decrease in the assumed initial public offering price of $[*] per Unit would increase or decrease pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $[*] million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. A 500,000 Unit increase or decrease in the number of Unit offered by us would increase or decrease pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $[*] million, assuming that the assumed initial offering price to the public remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ option to purchase additional shares of Common Stock is exercised in full, (i) an additional [*]shares of Common Stock would be issued and we would receive approximately $[*] million in additional net proceeds, based on an assumed initial offering price per share of Common Stock of $[*], which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us; and (ii) cash and cash equivalents, total stockholders’ equity and total capitalization would each also increase by approximately $[*] million.

DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after this offering.

As of March 31, 2022, our historical net tangible book value was $(84,551), or $(0.004) per share of our Common Stock. Net tangible book value per share represents our total tangible assets (total assets less intangible assets) less total liabilities and convertible preferred stock, divided by the total number of our outstanding shares of Common Stock as of March 31, 2022.

After giving effect to the sale and issuance of Units in this offering, at the assumed public offering price of $[*] per share of Common Stock included in each Unit, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022 would have been approximately $[*] million, or $[*] per share of our Common Stock. This represents an immediate increase of $[*] in net tangible book value and an immediate increase of approximately $[*] in net tangible book value per share to our existing stockholders and an immediate dilution of $[*] per share to new investors.

Dilution per share to investors participating in this offering is determined by subtracting the as adjusted net tangible book value per share after this offering from the public offering price per share paid by investors participating in this offering. The following table illustrates this dilution (without giving effect to any exercise by the underwriters of their option to purchase additional shares):

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Assumed public offering price per share	$	[*]
Historical net tangible book value per share as of March 31, 2022		$0.004
Increase in net tangible book value per share attributable to investors participating in this offering	$	[*]

As adjusted net tangible book value per share immediately after this offering	$	[*]

Dilution in as adjusted net tangible book value per share to new investors participating in this offering	$	([*]	)

The dilution information discussed above is illustrative and will change based on the actual public offering price and other terms of this offering determined at pricing. If the underwriters exercise their option to purchase additional shares in full, our as adjusted net tangible book value per share after this offering would be approximately $[*] per share, and the dilution in as adjusted net tangible book value per share to new investors participating in this offering would be $[*] per share.

An increase (decrease) in the assumed public offering price of $1.00 per share, would increase (decrease) the as adjusted net tangible book value by $[*] per share and the dilution to investors participating in this offering by $[*] per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

Similarly, each increase (decrease) of 500,000 shares in the number of shares offered by us in this offering would increase (decrease) the as adjusted net tangible book value by $[*] per share and the dilution to investors participating in this offering by $[*] per share, assuming the assumed public offering price of $[*] per share, remains the same, assuming the number of shares sold in the concurrent private placements are decreased (increased) accordingly and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

The following table summarizes, on an as adjusted basis as of March 31, 2022, the differences between the number of shares of Common Stock purchased from us, the total cash consideration and the average price per share paid to us by existing stockholders and by new investors purchasing shares in this offering at the assumed public offering price of $[*] per share, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. As the table shows, new investors purchasing shares of Common Stock in this offering will pay an average price per share substantially higher than our existing investors paid.

	SHARES PURCHASED				TOTAL CONSIDERATION			AVERAGE
								PRICE PER
	NUMBER		PERCENT		AMOUNT	PERCENT		SHARE

Existing stockholders		$22,345,898	[*]	%	$ 41,500	[*]	%	$ 0.002

New investors participating in this offering		[*]	[*]	%	[*]	[*]	%	[*]

Total	$	[*]	100%		$ [*]	100%		$ [*]

If the underwriters exercise their option to purchase additional shares in full, the number of shares of Common Stock held by existing stockholders will be reduced to [*]% of the total number of shares of Common Stock to be outstanding after this offering, and the number of shares of Common Stock held by investors participating in this offering will be further increased to [*]% of the total number of shares of Common Stock to be outstanding after this offering.

The number of shares of Common Stock to be outstanding after this offering is based on shares of Common Stock outstanding at May 26, 2022, and excludes the following:

●	shares of Common Stock issuable upon the exercise of Warrants to be issued to investors in this offering; and

●	shares of Common Stock issuable upon the exercise of the Underwriter Warrants to be issued to the underwriters.

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Unless otherwise indicated, all information in this prospectus reflects or assumes:

●	none of the Warrants underlying the Units in this offering have been exercised;

●	no conversion of Series A Preferred Stock;

●	no exercise of the Underwriter’s Warrants; and

●	no shares of Common Stock or Warrants will be issued pursuant to the Underwriters’ Over-Allotment Option.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing at the end of this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

CW Petroleum Corp was incorporated in the State of Texas on April 29, 2005 and began operations in 2011. On April 14, 2018, CW Petroleum Corp was incorporated in the State of Wyoming. On April 15, 2018, the Texas corporation became a wholly-owned subsidiary of the Company through a share exchange. CW Petroleum Corp (Wyoming) is a holding company and, through our wholly-owned subsidiary, we supply and distribute biodiesel, biodiesel blends, ultra-low sulfur diesel, gasoline blends, renewable gasoline, and a proprietary EPA-approved reformulated no ethanol gasoline to distributors, convenience stores, and marinas.

CW Petroleum Corp (Wyoming) is a holding company and has no operations. The purpose in forming the holding company was to limit our corporate liability, create a streamlined management, maintain ownership over our sole subsidiary and establish an organizational structure to facilitate the potential acquisition of other businesses in our industry or complementary to our industry.

We are a wholesale distributor of non-branded, blended and non-blended diesel fuel and gasoline. Our business primarily involves sending a tank wagon or truck to a fuel rack at the regional fuel terminal that we believe is offering the best price to us on that day. Our tanker loads the fuel at the rack, blends it at a blending station, if necessary, pays the terminal the daily rack price and delivers the fuel to our customers. Our customers include independent fuel retailers (i.e., those not affiliated with the major national and international oil companies like Shell USA, Inc.), independent and chain convenience stores (such as 7-11, Inc. stores) that also sell gasoline and diesel fuel, marinas that sell diesel and gasoline to power boat owners and fuel distributors that deliver to their own customers. For all gallons sold to our customers, we receive a per gallon rate equal to the posted rack price, less any applicable discounts, plus transportation costs, taxes and a fixed rate per gallon of fuel.

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Effects of the COVID-19 Pandemic

The recent outbreak of COVID-19 has spread across the globe and is impacting worldwide economic activity. As of the date of this filing, COVID-19 has had a minimal impact on our business. Our business was already operational, there is minimal labor required to operate our business and energy needs in our market area were stable during the pandemic. The extent to which COVID-19 may impact our operations on an ongoing basis in the future is highly uncertain. It will depend on various factors including the duration and severity of the outbreak, the severity of variants of the virus, the effectiveness, acceptance, availability and use of affordable vaccines and pharmaceutical treatments in our market area and new information which may emerge concerning the appropriate responses to the continuing pandemic. The COVID-19 pandemic could impact our supply chain for products we sell, particularly as a result of mandatory shutdowns in locations where our products are manufactured or held for distribution. We could also see significant disruptions of the operations of our logistics (e.g. truck driver shortages), service providers, delays in shipments and negative impacts to pricing of certain of our products. If the pandemic continues and worsens, we could temporarily lose the services of employees or experience interruptions in our business which could lead to inefficiencies, interruptions in our regular operations and potential reputational harm. If we do not respond appropriately to the COVID-19 pandemic or other similar health crises, or if customers do not perceive our response to be adequate for a particular region or our business as a whole, we could suffer damage to our reputation, which could materially adversely affect our business, financial condition and results of operations in the future. If the pandemic continues and worsens, we could temporarily lose the services of employees or experience interruptions in our business which could lead to inefficiencies, interruptions in our regular operations and potential reputational harm. If we do not respond appropriately to the COVID-19 pandemic or other similar health crises, or if customers do not perceive our response to be adequate for a particular region or our business as a whole, we could suffer damage to our reputation, which could materially adversely affect our business, financial condition and results of operations in the future.

Effects of the Russian Invasion of Ukraine

In response to Russia’s military action in Ukraine in 2022, the U.S., E.U., U.K. and many other countries have imposed broad economic and trade sanctions. The scope of these sanctions has evolved at pace and continues to do so across various jurisdictions including restrictions on dealing with designated individuals and entities; restrictions on the Russian financial sector; blocking economic activity in the Luhansk and Donetsk regions of Ukraine; and imposing export controls limiting the export of a wide range of goods and technical assistance to Russia. In the U.S., President Biden has issued an Executive Order prohibiting: the importation into the U.S. of crude oil, LNG and various other hydrocarbon products of Russian origin; new investment in the Russian energy sector by U.S. persons; and designates certain participatory actions by U.S. persons or persons within the U.S. in transactions which are prohibited.

In response, Russia has implemented new counter-sanctions including restrictions on the divestment from Russian assets by foreign investors and a temporary prohibition on registrars and depositories from making payment of dividends and interest on Russian securities in favor of foreign investors. Further details including confirmation of the precise terms or application of these counter-sanctions are not yet known.

Aside from the increase in prices of refined diesel and gasoline that we use for our operations, that we inventory and that we distribute to our customers, which increase is a direct or indirect consequence of this conflict, our operations have no direct or indirect exposure to Russia, Belarus or Ukraine. In addition, we have no direct or indirect reliance on goods or services sourced from Russia or Ukraine or any business relationships, connections to or assets in Russia, Belarus or Ukraine. The continuation of, and the failure to diplomatically resolve, the on-going hostilities is expected to have a disruptive effect on the petroleum industry in the United States. We anticipate that the war is likely to continue to keep prices for refined products at current or higher levels and may disrupt our supply if the inventory of petroleum products in the United States tightens more than it has as of the date of this prospectus. Any increase in prices and/or our inability to fill customer orders will have an adverse, and perhaps material adverse, effect on our business, financial condition and results of operations.

Financial Operations Overview

The following discussion sets forth certain components of our statements of operations as well as factors that impact those items.

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The prices paid to our fuel suppliers for wholesale diesel and gasoline as well as the additives we use to blend certain gasolines (which affects our cost of sales) are highly correlated to the price of crude oil. The crude oil commodity markets are highly volatile, and the market prices of crude oil, and, correspondingly, the market prices of wholesale diesel and gasoline, experience significant and rapid fluctuations. For all gallons sold to our customers, we receive a per gallon rate equal to the posted rack price, less any applicable discounts, plus transportation costs, taxes and a fixed rate per gallon of fuel. The remaining gallons are priced based primarily on variable market-based cent per gallon priced contracts.

A majority of our total gallons purchased are subject to discounts for prompt payment and other rebates and incentives from our suppliers for a majority of the gallons of fuel purchased by us, which are recorded within cost of sales. Prompt payment discounts are based on a percentage of the purchase price of the fuel. The dollar value of these discounts increases and decreases corresponding to motor fuel prices. Therefore, in periods of lower wholesale diesel and gasoline prices, our gross profit is negatively affected, and, in periods of higher wholesale prices, our gross profit is positively affected (as it relates to these discounts).

Results of Operations

This section includes a summary of our historical results of operations, followed by detailed comparisons of our results for the three months ended March 31, 2022 and 2021, respectively. We have derived this data from our unaudited interim consolidated financial statements included elsewhere in this prospectus.

Results of Operations for the Three Months Ended March 31, 2022 and 2021

Our revenue for the three months ended March 31, 2022, was $1,693,968, a 1% increase from the three months ended March 31, 2021 revenue of $1,682,819. We recognized $0 in bonuses or rebates in the three months ended March 31, 2022 as compared to $0 in the three months ended March 31, 2021.

Cost of revenue amounted to $1,398,009 for the three months ended March 31, 2022, a 1% increase from the prior three months ended March 31, 2021 total of $1,385,988, resulting in part from the increase in sales.

Our gross margin on total cost of revenue amounted to approximately $295,959 in the three months ended March 31, 2022, a 0% decrease from the prior three months ended March 31, 2021 total of approximately $296,831.

For the three months ended March 31, 2022, we incurred a net loss of $75,056, which was a $101,704 decrease from the three months ended March 31, 2021 net income of $26,648 resulting primarily from an increase in SEC compliance accounting and legal costs.

We experienced a net loss of $75,056 and had negative earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $(16,817) for three months ended March 31, 2022. EBITDA is a non-GAAP financial measure. We believe the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. However, EBITDA should not be considered as an alternative to net income/loss or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, has important limitations as an analytical tool because it excludes some but not all items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

In 2021, we purchased approximately 70%, 20%, and 10% of our motor fuel from only three fuel suppliers. A change of fuel suppliers, a disruption in supply or a significant change in pricing with any of these suppliers could have a material adverse effect on our business, financial condition and results of operations.

Results of Operations for the Years Ended December 31, 2021 and 2020

Our revenue for the year ended December 31, 2021, was $8,269,909, a 16% increase from the year ended December 31, 2020 revenue of $7,043,926. We recognized $0 in bonuses or rebates in the year ended December 31, 2021 as opposed to $107,017 in the year ended December 31, 2020, which we recorded as part of other income.

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Cost of revenue amounted to $7,198,588 for the year ended December 31, 2021, a 20% increase from the prior year ended December 31, 2020 total of $6,004,725, resulting in part from the increase in sales.

Our gross margin on total cost of revenue amounted to approximately $1,071,321 in the year ended December 31, 2021, a 3% increase from the prior year ended December 31, 2020 total of $1,039,201.

For the year ended December 31, 2021, we incurred a net loss of $1,542,938, which was a $1,649,777 decrease from the year ended December 31, 2020 net income of $106,839 resulting primarily from non-cash costs related to our initial public offering of $666,017 and shares of common stock issued as officer compensation of $730,800.

We experienced a net loss of $1,542,938 and had negative EBITDA of $(1,305,786) for the year ended December 31, 2021. EBITDA is a non-GAAP financial measure. We believe the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. However, EBITDA should not be considered as an alternative to net income/loss or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, has important limitations as an analytical tool because it excludes some but not all items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

In 2021, we purchased approximately 70%, 20%, and 10% of our motor fuel from only three fuel suppliers. A change of fuel suppliers, a disruption in supply or a significant change in pricing with any of these suppliers could have a material adverse effect on our business, financial condition and results of operations.

Liquidity and Capital Resources

Our principal liquidity requirements are to finance our operations and to service our debt. Our ability to meet our debt service obligations and other capital requirements, including capital expenditures, will depend on our future operating performance, which, in turn, will be subject to general economic, financial, business, competitive, legislative, regulatory and other conditions, many of which are beyond our control. As a normal part of our business, depending on market conditions, we will, from time to time, consider opportunities to repay, redeem, repurchase or refinance our indebtedness. Changes in our operating plans, lower than anticipated sales, increased expenses, acquisitions or other events may cause us to seek additional debt or equity financing in future periods.

On March 31, 2022, our cash balance amounted to $220,447 compared to $339,997 as of March 31, 2021. Our net working capital has decreased by approximately $643,045 during the same time period.

On December 31, 2021, our cash balance amounted to $281,504 compared to $572,217 as of December 31, 2020. Our net working capital has decreased by approximately $588,692 during the same time period.

All funding to date has been provided by the stockholders through non-convertible debt and equity sales, operations and equipment financing. We regularly evaluate alternate sources of capital to support our liquidity requirements. We expect to use the proceeds of this offering, equipment financing, bank debt, and future sales of convertible debt and equity to finance our future operations. U.S. GAAP requires management to assess a company’s ability to continue as a going concern within one year from the financial statement issuance and to provide related note disclosures in certain circumstances. Although we believe that there is substantial doubt about our ability to continue as a going concern, we believe that, with the proceeds from this offering, we will have sufficient financial resources to continue to operate without the need for additional funding until April 2023. However, we are subject to business and operational risks that could adversely affect our cash flows. A material decrease in our cash flows would likely produce an adverse effect on our borrowing capacity as well as our ability to issue additional equity and/or debt securities which could result in our inability to pay our debts as they become due, potentially resulting in our utilization of federal bankruptcy laws or the discontinuation of our business and dissolution.

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Cash Flows

Cash generated from operations for the March 31, 2022, amounted to $(44,565), a 180% decrease from the March 31, 2021, when the total was $55,578. This decrease resulted primarily from an increase in accounts receivable and a decrease in net income.

During the March 31, 2022, our cash used in investing activities was $0, an 0% decrease from the March 31, 2021, when the total was $0.

Cash used in financing activities for the March 31, 2022 was $34,492 due to the debt payments on installment notes on transportation equipment. Cash used in financing activities for the year ended March 31, 2021 was $287,798 due to the deferred offering costs and debt payments on installment notes on transportation equipment and loan payoff on a loan from the U.S. Small Business Administration.

Cash generated from operations for the year ended December 31, 2021, amounted to $224,095, a 67% decrease from the year ended December 31, 2020, when the total was $677,441. This decrease resulted primarily from an increase in accounts receivable and a decrease in net income.

During the year ended December 31, 2021, our cash used in investing activities was $400, an 82% decrease from the year ended December 31, 2020, when the total was $2,245, due to cash paid for additional fixed assets (e.g. semi-trucks and fuel/chemical trailer purchases) in 2020.

Cash used in financing activities for the year ended December 31, 2021 was $514,408 due to the deferred offering costs and debt payments on installment notes on transportation equipment offset by proceeds from the issuance of Common Stock. Cash used in financing activities for the year ended December 31, 2020 was $351,454 due to the deferred offering costs and debt payments on installment notes on transportation equipment offset by proceeds from the U.S. Small Business Administration loan, which has been forgiven.

Trends

Our only trend information relates to the price of oil. We have a limited capacity for inventory storage and containment facilities which limited our ability to generate more revenue. Therefore, increases and decreases in revenue are primarily attributable to the price of diesel fuel and oil.

Seasonality Effects on Volumes

Our business is subject to seasonality due to our business being located in a geographic area that is affected by seasonal weather and temperature trends and associated changes in retail customer activity during different seasons. Historically, sales volumes have been highest in the second and third quarters (during the summer months) and lowest during the winter months in the first and fourth quarters.

Impact of Inflation

Inflation affects our financial performance by increasing certain of our operating expenses and cost of goods sold. Operating expenses include labor costs, leases, and general and administrative expenses. While our business benefits from higher terms discounts as a result of higher fuel costs, inflation could negatively impact our operating expenses. Although we have historically been able to pass on increased costs through price increases, there can be no assurance that we will be able to do so in the future. We also believe that inflation will increase market interest rates that will have a negative impact on our ability to obtain funding at prior lower interest rates and may tighten credit standards which may make it more difficult for a company of our size and financial position to obtain a loan at favorable interest rates or at all.

Critical Accounting Policies

We prepare our financial statements in conformity with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. See Note 1 to the financial statements for a summary of our significant accounting policies.

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Critical accounting policies are those we believe are both most important to the portrayal of our financial condition and results, and require our most difficult, subjective or complex judgments, often because we must make estimates about the effect of matters that are inherently uncertain. Judgments and uncertainties affecting the application of those policies may result in materially different amounts being reported under different conditions or using different assumptions. We believe the following policies to be the most critical in understanding the judgments that are involved in preparing our financial statements.

Inventories

Inventories are valued primarily using average cost and are stated at the lower of average cost or market. We utilize a variety of fuel indices and other indicators of market value. Sharp negative changes in these indices can result in reduction of our inventory valuation, which could have an adverse impact on our results of operations in the period in which we take the adjustment. Historically these adjustments have not had a significant impact on our consolidated statements of operations. Components of inventory include fuel purchase costs, the related transportation costs and changes in the estimated fair market values for inventories included in a fair value hedge relationship.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Fuel sales are generated as a fuel reseller as well as from on-hand inventory supply. When acting as a fuel reseller, the Company generally purchases fuel from the supplier, and contemporaneously resells the fuel to the customer, normally taking delivery for purchased fuel at the same place and time as the delivery is made to the customer. The Company records the gross sale of the fuel as we generally take inventory risk, have latitude in establishing the sales price, have discretion in the supplier selection, maintain credit risk and are the primary obligor in the sales arrangement.

The Company records the sale of fuel-related services on a gross basis as we generally have latitude in establishing the sales price, have discretion in supplier selection, maintain credit risk and are the primary obligor in the sales arrangement.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the financial accounting standards board (the “FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date or possibly early adopted, where permitted. Unless otherwise discussed, the impact of recently issued standards that are not yet effective are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) guidance on leases, with amendments issued in 2018. The guidance requires lessees to recognize most leases on the balance sheet but does not change the manner in which expenses are recorded in the income statement. For lessors, the guidance modifies the classification criteria and the accounting for sales-type and direct financing leases. The two permitted transition methods under the guidance are the modified retrospective transition approach, which requires application of the guidance for all comparative periods presented, and the cumulative effect adjustment approach, which requires prospective application at the adoption date. The Company adopted the standard on January 1, 2019. The Company does not have any long-term lease as of March 31, 2022 or December 31, 2021, as such the adoption of the standard has no impact on the Company’s financial statement and disclosures.

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In December 2019 the FASB issued Accounting Standards Update 2019-12, Income Taxes (Topic 740). The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company does not believe the adoption of ASU-2019-12 will have a material impact on the Company’s financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

Overview

CW Petroleum Corp was incorporated in the State of Texas on April 29, 2005 and began operations in 2011. On April 14, 2018, CW Petroleum Corp was incorporated in the State of Wyoming. On April 15, 2018, the Texas corporation became a wholly-owned subsidiary of the Company through a share exchange. CW Petroleum Corp (Wyoming) is a holding company and, through our wholly-owned subsidiary, we supply and distribute biodiesel, biodiesel blends, ultra-low sulfur diesel, gasoline blends, renewable gasoline, and a proprietary EPA-approved reformulated no ethanol gasoline to distributors, convenience stores, and marinas.

CW Petroleum Corp (Wyoming) is a holding company and has no operations. The purpose in forming the holding company was to limit our corporate liability, create a streamlined management, maintain ownership over our sole subsidiary and establish an organizational structure to facilitate the potential acquisition of other businesses in our industry or complementary to our industry.

We are a wholesale distributor of non-branded, blended and non-blended diesel fuel and gasoline. Our business primarily involves sending a tank wagon or truck to a fuel rack at the regional fuel terminal that we believe is offering the best price to us on that day. Our tanker loads the fuel at the rack, blends it at a blending station, if necessary, pays the terminal the daily rack price and delivers the fuel to our customers. Our customers include independent fuel retailers (i.e., those not affiliated with the major national and international oil companies like Shell USA, Inc.), independent and chain convenience stores (such as 7-11, Inc. stores) that also sell gasoline and diesel fuel, marinas that sell diesel and gasoline to power boat owners and fuel distributors that deliver to their own customers. Accounts receivable as of December 31, 2021 were concentrated among three customers representing 60%, 21% and 17% of accounts receivable. Accounts receivable as of December 31, 2020 were concentrated among three customers representing 54%, 25% and 21% of accounts receivable. Our revenue included a significant concentration among customers for the year ended December 31, 2021 in which one customer represented 81% of revenue. Our transportation services agreements with our customers generally are terminable upon 90-120 days’ notice, but each of our top 10 accounts have been customers for at least five years. For all gallons sold to our customers, we receive a per gallon rate equal to the posted rack price, less any applicable discounts, plus transportation costs, taxes and a fixed rate per gallon of fuel.

We deliver regular gasoline, diesel fuel, biodiesel, biodiesel blends, ultra-low sulfur diesel, gasoline blends, renewable gasoline, and a proprietary EPA-approved reformulated no ethanol gasoline. The non-ethanol fuel that we deliver uses isobutanol, an organic alcohol compound, in place of ethanol in reformulated gasoline markets (discussed in the paragraph below). The base formula of refined diesel fuel is not significantly different among oil refineries. There are minimum government standards that all diesel fuel must adhere to and the baseline product that flows from the refineries through a network of pipelines, such as the ones owned by Magellan, to the fuel terminals are basically the same. Once at the terminal, the fuel is delivered to the wholesale fuel rack where it is pumped into our tanker trucks. If required by our customers, additives are pumped into the base diesel at a blending station creating a fuel “blend,” one of which is based on proprietary formula of our Company, that we market to our customers, advertising various benefits such as better fuel efficiency or being more environmentally friendly. As of the date of this prospectus, we own two semi-trucks and three compartmentalized fuel trailers that can transport diesel fuel/biodiesel and gasoline which can hold between 7,500 gallons of diesel fuel/biodiesel and 8,000 gallons of gasoline. Our four stainless steel trailers can each hold approximately 7,000 gallons of liquid chemicals. Our CEO, Christopher Williams negotiates all contracts with customers.

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Due to our market area, much of the fuel currently delivered by us needs to be blended. Reformulated gasoline is gasoline blended to burn more cleanly than conventional gasoline and to reduce smog-forming and toxic pollutants in the air we breathe. The RFG program was mandated by Congress in the Clean Air Act Amendments of 1990. RFG is required in cities with high smog levels and is optional elsewhere. RFG is currently used in 16 states and the District of Columbia. About 25% of gasoline sold in the U.S. is reformulated. The Houston-Galveston-Brazoria nonattainment area is required by the Clean Air Act to use RFG. This eight-county market area includes Brazoria, Chambers, Fort Bend, Galveston, Harris, Liberty, Montgomery, and Waller Counties. These are the principal areas where we have operated since inception.

We have developed and are currently selling to convenience stores, marinas, and fuel distributors a proprietary reformulated no ethanol gasoline certified by the EPA and blended by the Company for marine, small engine, classic and high-performance automobile consumers. We blend the product on land we lease, utilize our own blend tank to create, and our own tanker trucks to distribute, our propriety gasoline blends. We currently do not own a bulk distribution plant or lease tanks at a tank terminal or refinery.

We maintain an approximately between one to 20 days of inventory positions at Magellan Terminals in Houston, Texas, and are currently seeking fuel inventory positions at other terminals. The various terminals require a user to purchase and maintain agreed upon amounts of inventory with the terminal. This inventory could assist us in potentially hedging against future price increases, thus raising our profit margins where the price we paid is less than the current market price, but could also work against us if the price we pay is higher than at the time we sell that inventory at the then current market price. However, our limited financial resources have restricted our ability to make use of an inventory position at these large terminals, since large purchases are standard for most terminals.

We also purchase spot volumes of diesel and gasoline from numerous refinery locations, and ship volumes of gasoline and diesel fuel (5,000-25,000 barrels per shipment) to oil companies such as Shell, Exxon, Chevron, Valero, Phillips 66, and Marathon within the Magellan, Colonial and Kinder Morgan SFPP pipeline systems. We currently retain StoneX Group, LLC, a commodities and securities broker, to manage our hedging operation that we utilize from time to time when needed.

We also engage in RIN trading. The EPA created the Renewable Identification Number system to track renewable fuel (fuels that are produced from renewable sources such as corn or biomass) production and compliance with the renewable fuel standard. EPA registered producers of renewable fuel may generate RINs for each gallon of renewable fuel they produce. In the case of biomass-based diesel, generally 1.5 to 1.7 biomass-based diesel RINs may be generated for each gallon of biomass-based diesel produced, based upon the fuel’s renewable energy content. Renewable fuel, including biomass-based diesel, can then be sold with associated RINs attached. RINs may also be separated from the gallons of renewable fuel they represent and once separated they may be sold as a separate commodity. RINs are ultimately used by petroleum refiners and petroleum fuel importers in the 48 contiguous states and Hawaii (“Obligated Parties”) to demonstrate compliance with the EPA’s biomass-based diesel requirement (known as the Renewable Fuel Standard number 2, or RFS2, which became effective in 2010) requiring for the first time that a certain percentage of the diesel fuel consumed in the United States be made from renewable sources. Obligated Parties must obtain and retire the required number of RINs to satisfy their renewable volume obligations during a particular compliance period. An Obligated Party can obtain RINs by buying renewable fuels with RINs attached, buying RINs that have been separated, or producing renewable fuels themselves. All RIN activity under RFS2 must be entered into the EPA’s moderated transaction system, which tracks RIN generation, transfer and retirement. RINs are retired when used for compliance with the RFS2 requirements. The value of RINs can significantly impact to the price of biomass-based diesel. For the year ended December 31, 2021, we received no revenues for our RIN trading activities.

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Our Products and Services

We deliver regular gasoline, diesel fuel and biodiesel fuel. We also can deliver nonethanol fuel that uses Isobutanol in place of ethanol in Reformulated Gasoline Markets. If the fuel to be delivered is a biofuel or needs other blending, our truck goes to a blending station to obtain the fuel needed for the blend. The blending is done in the truck and then delivered.

We provide the following products for sale:

●	biodiesel – B100 and B99.9;

●	reformulated and conventional gasoline with 10% ethanol;

●	ultra-low sulfur diesel fuel with or without biodiesel blends (5%-20%);

●	reformulated 12.5% isobutanol blended no ethanol gasoline; and

●	biodiesel additives – cetane and algae tank sediment mitigation.

We provide the following services to our customers and are hired by third parties for:

●	transportation hauling of refined products and chemicals;

●	RIN trading – D4, D5, D6 and cellulosic (D3 or D7) RIN trading services; and

●	tote service – offloading fuels and chemicals directly from our truck into approved 275- or 330-gallon plastic totes;

●	drumming service - offloading fuels and chemicals directly from our truck into approved 55-gallon drums;

●	transloading services - offloading fuels and chemicals directly from our truck to and from approved railroad tank cars; and

●	metered offloads/split drops – we utilize our built-in fuel meters located on our tanker trailers to provide an accurate ticket showing gallons of motor fuels and chemicals delivered at each customer location.

Government Regulation

We are subject to various federal, state and local laws and regulations relating to our business.

As a motor carrier, we are subject to regulation by the Federal Motor Carrier Safety Administration (“FMCSA”) and the United States Department of Transportation (“DOT”), and by various federal and state agencies. These regulatory authorities exercise broad powers governing various aspects such as operating authority, safety, hours of service, hazardous materials transportation, financial reporting and acquisitions. There are additional regulations specifically relating to the trucking industry, including testing and specification of equipment, product-handling requirements and drug testing of drivers. We currently maintain a satisfactory DOT safety rating. Any downgrade in our DOT safety rating (as a result of new regulations or otherwise) could adversely affect our business. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices, emissions or by changing the demand for common or contract carrier services or the cost of providing trucking services. Possible changes include:

●	increasingly stringent environmental regulations, including changes intended to address climate change;

●	restrictions, taxes or other controls on emissions;

●	regulation specific to the energy market and logistics providers to the industry;

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●	changes in the hours-of-service regulations, which govern the amount of time a driver may drive in any specific period;

●	driver and vehicle electronic logging requirements;

●	requirements leading to accelerated purchases of new tractors;

●	mandatory limits on vehicle weight and size;

●	driver hiring restrictions;

●	increased bonding or insurance requirements; and

●	mandatory regulations imposed by the Department of Homeland Security.

From time to time, various legislative proposals are introduced, including proposals to increase federal, state, or local taxes, including taxes on motor fuels and emissions, which may increase our operating costs, require capital expenditures or adversely impact the recruitment of drivers.

Restrictions on emissions or other climate change laws or regulations could also affect our customers that use significant amounts of energy or burn fossil fuels in producing or delivering the products we carry. We also could lose revenue if our customers divert business from us because we have not complied with their sustainability requirements.

In addition, the FMCSA rules provide that a truck driver may work no more than a maximum number of 60 hours within seven consecutive days and 70 hours within eight consecutive days. FMCSA rules further impose a maximum work period of 14 hours (no more than 11 hours of which may be driving time) after first coming on-duty following 10 consecutive hours of off-duty time. FMCSA rules also require that drivers take a 30-minute break prior to driving beyond eight hours. Our drivers utilize electronic logging devices (“ELDs”) for the purpose of recording their hours of service.

We are registered as a motor carrier with the Commercial Driver’s License Drug and Alcohol Clearinghouse, which requires us to check for drug and alcohol violations of current drivers at least annually and prospective employees prior to hiring. We have completed our annual limited query and pre-hire driver authorization queries

Our activities, which involve the blending, transportation, storage and distribution of fuels, are subject to various federal, state and local health and safety laws and regulations relating to the protection of the environment, including, among others, those governing the transportation, management and disposal of hazardous materials, vehicle emissions, and the cleanup of contaminated sites. Our operations involve risks of fuel spillage or seepage, and other activities that are potentially damaging to the environment. If we are involved in a spill or other accident involving hazardous substances, or if we are found to be in violation of or liable under applicable laws or regulations, it could significantly increase our cost of doing business.

Our truck terminal and blending facility are located in an industrial area, where groundwater or other forms of environmental contamination may have occurred. Under environmental laws, we could be held responsible for the costs relating to any contamination at those or other of our past or present facilities, including cleanup costs, fines and penalties and personal injury and property damages. Under some of these laws, such as the Comprehensive Environmental Response Compensation and Liability Act (also known as the Superfund law) and comparable state statutes, liability for the entire cost of the cleanup of contaminated sites can be imposed upon any current or former owner or operator, or upon any party who sent waste to the site, regardless of the lawfulness of any disposal activities or whether a party owned or operated a contaminated property at the time of the release of hazardous substances. The discovery of contamination or the imposition of additional obligations or liabilities in the future could result in a material adverse effect on our financial condition, results of operations or our business reputation. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. If we fail to comply with applicable environmental laws and regulations, we could also be subject to substantial fines or penalties and to civil and criminal liability. As a result, our costs of complying with current or future environmental laws or liabilities arising from such laws may have a material adverse effect on our business, results of operations or financial condition.

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New laws, new interpretations of existing laws, increased governmental enforcement of existing laws or other developments could require us to make additional capital expenditures or incur additional liabilities. For example, at times, certain independent refiners have initiated discussions with the EPA to change the way the Renewable Fuel Standard is administered in an attempt to shift the burden of compliance from refiners and importers to blenders and distributors. Under the RFS, which requires an annually increasing amount of biofuels to be blended into the fuels used by U.S. drivers, refiners/importers are obligated to obtain renewable identification numbers either by blending biofuel into gasoline or through purchase in the open market. If the obligation was shifted from the importer/refiner to the blender/distributor, we would potentially have to utilize the RINS we obtain through our blending activities to satisfy a new obligation and would be unable to sell RINS to other obligated parties, which may cause an impact on the fuel margins associated with our sale of gasoline. Additionally, the price of RINS is not fixed and is subject to change due to various considerations, including regulatory actions. In December 2021, the EPA proposed to modify the 2021 and 2022 volume targets for renewable fuels and, in light of the impacts of the COVID-19 pandemic, to retroactively reduce the targets for 2020. We cannot predict the impact of such modifications, but any such reduction may decrease demand for RINS and, thus, the prices we are able to realize from the RINS we obtain. The occurrence of any of the events described above could have a material adverse effect on our business, financial condition, results of operations and our future prospects.

Licenses

We are licensed to sell motor fuel in:

●	Texas: Supplier of Gasoline and Diesel Fuel;

●	Louisiana: Supplier of Gasoline and Diesel Fuel;

●	Oklahoma: Exporter, Wholesaler, Fuel Vendor;

●	California: Supplier Gasoline and Diesel Fuel;

●	New Jersey: Supplier of Motor Fuels;

●	Pennsylvania – Class 1 Refiner/Wholesaler (All Fuels);

●	Maryland – Class B Gasoline Dealer;

●	Colorado – Diesel Fuel, Exporter; and

●	Arizona – Supplier of Gasoline and Diesel Fuel.

We maintain the following blending and pipeline shipping licenses:

●	Federal Licenses: IRS 637 (Excise Tax) “S” Position Holder, “M” Blender & “AL” Alternative Fueler

●	Pipeline Shipper Refined Products: Magellan South and Mountain Pipeline Systems

○	Kinder Morgan SFPP Pipeline

○	Colonial Pipeline

We have the following EPA Licenses:

●	EPA Registered Activities #6026: Renewable Fuels Exporter/Oxygenate Blender/Refiner

●	EPA Licensed Isobutanol Additive Gasoline Blender

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Our Growth Strategy

Subsequent to the closing of this offering, we plan to hire a business development person for each new market we are seeking to enter. Those targeted markets are currently: Baltimore, Maryland and Chicago, Illinois. We also intend to engage a business development person for the Houston/Dallas/Fort Worth markets. We plan to purchase new semi-trucks and trailers to blend our proprietary reformulated no ethanol gasoline which will then be loaded into tanker railcars in Houston, Texas, and shipped to these new locations. In addition, we plan to:

Open a Specialty Blending Facility – We are in the initial stages of planning the construction of our own blending station that we would locate near a major fuel rack facility. We would stock the blending facility with additives that we would purchase wholesale on the open market, rather than purchase them at a markup at the rack, and resell them to our customers who have a need for specialty blended diesel fuel, providing another source of revenue for our business. Management has recently estimated the cost of constructing this facility to be approximately $500,000 for the land, equipment, and site work. However, we have not purchased any land nor contracted for any equipment or site work as of the date of this prospectus.

Convenience Stores –Management is contemplating, but has no current plan, to purchase individual or a chain of, or to buy land and construct independent convenience stores that will have fuel islands in their parking lots. The idea is to locate these stores in areas inside of RFG requirement zones and areas near the Gulf of Mexico or lakes used by boat owners. We would provide all the fuels sold at these convenience stores and initially engage contract management to manage the retail side of the convenience stores.

No assurances can be given as to whether we will implement any such strategy in the future, and if we do, we cannot assure the likely success that we will have in implementing our plans or, if successful, the timing that it will require to fully and successfully implement our plans.

Marketing

Our marketing activities are focused on building our relationships with existing customers as well as developing new business opportunities. Mr. Williams has extensive experience in marketing specialized fuels delivery services and maintains regular contact with customers. He is well-positioned to identify the changing transportation needs of customers in their respective market areas. We also actively participate in various trade associations, including the National Tank Truck Carriers Association, various state trucking and petroleum marketing associations and member of the Texas Food & Fuel Association.

Competition

The petroleum product transportation business is extremely competitive and fragmented. We have multiple competitors in our market areas consisting of other carriers of varying sizes as well as our customers’ private fleets. Price, service and location are the major competitive factors in each local market. Most of our competitors have greater financial resources and a more expansive geographic footprint than us. Some of our competitors periodically reduce their prices to gain business, which may limit our ability to maintain or increase prices, implement new pricing strategies or maintain significant growth in our business. Our largest competitors include Texas TransEastern, Inc., United Petroleum Transports, Inc., and Dupré Logistics, Inc. We also compete with smaller carriers in most of our markets.

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With respect to our fuel blending activities, we face competition from producers and suppliers of petroleum-based diesel fuel, other biomass-based diesel producers, marketers, traders and distributors. The size of the biomass-based diesel industry is small compared to the size of the petroleum-based diesel fuel industry and large petroleum companies have greater resources than we do. Our principal competitive differentiators are biomass-based diesel and RIN quality, supply reliability and price. We compete with independent biomass-based diesel producers as well as large, multi-product companies that have greater resources than we do. Ag Processing Inc., Archer Daniels Midland Company, Cargill Incorporated, and Louis Dreyfus Commodities Group are major international agribusiness corporations and biodiesel producers with the financial, feedstock sourcing and marketing resources far greater than ours. However, we are unaware of any other U.S. company currently blending Isobutanol at 12.5% into commercial gasoline for sale at retail stations. While the barriers to entry in our industry are low, there are various state, federal, and EPA licenses needed to create their own proprietary blends of gasoline for commercial sales. Our strategy is to build long-term partnerships with our customers based on the highest level of customer service and reliability. The current trend is that hypermarkets and super regional and national chains have emerged to replace many of the independent convenience stores and service stations historically served by many of our competitors. As this continues, we believe that our size, capabilities, scope of services and geographic reach will provide us a competitive advantage over our competitors.

There is substantial competition for qualified personnel, particularly drivers, in the trucking industry. We operate in a market area where there is currently a shortage of drivers. Regulatory requirements, including electronic logging, and an improving U.S. jobs market, could continue to reduce the number of eligible drivers in our market. Any shortage of drivers could result in temporary under-utilization of our equipment, difficulty in meeting our customers’ demands and increased compensation levels, each of which could have a material adverse effect on our business, results of operations and financial condition. A loss of qualified drivers could lead to an increased frequency in the number of accidents, potential claims exposure and, indirectly, insurance costs.

Technology

We use technology to assist us in the provision of our products and services. To the extent we can afford to do so, we upgrade and enhance our technological capabilities. We employ vehicle safety systems, forward-facing cameras, on-board computer systems, smart phones, freight handling systems and logistics technology to reduce costs and transit times, as well as to meet regulatory requirements. Our computer system is protected through state of the art physical and software safeguards, as well as redundant systems, network security measures and backup systems. We continue to focus on the development and enhancement of the technology used in our operations in order to improve the efficiency and effectiveness of our services.

Insurance

We carry insurance with third-party insurance carriers that provide various levels of protection for our risk exposure, including protection in the areas of property, casualty, cyber, management, and group health, with coverage limits and retention/deductible levels that we believe are reasonable given historical claim activity and severity. We believe that our policy of maintaining self-insured retentions or deductibles under these various insurance programs for a portion of our risks, supported by our safety, claims management and loss prevention programs, is an effective means of managing insurance costs. We periodically review our risk exposure and insurance coverage applicable to those risks and believe that we maintain sufficient insurance coverage.

Our Employees

As of the date of this prospectus, we have two full-time employees, including Christopher Williams, and one contract worker who each devote 100% of their working time to us. Graham Williams works part-time 10-15 hours per week. We currently use contractors to perform all other needed work. Mr. Christopher Williams does not have an employment agreement. Upon a successful capital raise we intend to hire three to four Business Development persons for our targeted expansion markets of Houston/Dallas/Fort Worth, Texas, Baltimore, Maryland, and Chicago, Illinois. Mr. Christopher Williams does not currently have an employment agreement.

Our Properties

Our Corporate office location is 2717 Commercial Center Blvd., Suite E200 PMB 264, Katy, Texas 77494. The office space used by us is provided by Christopher Williams at no cost to us. Our main office telephone number is (281) 817-8099. We also lease five acres of unimproved land from Mr. Williams to store our transportation equipment based on an unwritten understanding with Mr. Williams. Our website address is cwpetroleumcorp.com. We do not incorporate the information on or accessible through our website into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information as of the date of this prospectus about our executive officers and members of our Board.

Name	Age	Title
Christopher Williams	45	President, Chairman of the Board and Director

Graham Williams	77	Director

Greg Roda	62	Director

Christopher Williams – Mr. Williams founded the Company and has been devoted full-time to it since 2013. With a decade of experience in the energy industry, Mr. Williams brings a vast wealth of knowledge in the physical and financial trading of refined products and renewable fuels. His extensive background with price reporting, acquired during his tenure at Platts/McGraw-Hill Financial, a petroleum industry source for financial and commodities analysis, has led him to understand the market for fuel blending that we tap through our internal fuel trading and customer facing distribution services. Mr. Williams holds a Bachelor of Science from the University of Houston.

Graham Williams – Mr. Williams has worked with us since 2013 and currently serves as a director. Since 2012, he has been president of Tier 3 Capital, a private proprietorship that provides equipment loans, working capital loans, and accounts receivable financing. Mr. Williams holds a Bachelor of Science from Bishop’s University - Sherbrook, Quebec, Canada. We believe Mr. Williams is qualified as a director due to his experience in corporate finance.

Greg Roda – Mr. Roda became a director of the Company in 2018 and actively participates in the business in an advisory capacity. From September 2013 to May 2018, he was the Chief Commercial Officer of Gevo Inc., a technology company that produces Isobutanol from a genetically modified yeast in retrofitted ethanol plants and is headquartered in Englewood, Colorado. Mr. Roda holds a Bachelor of Science in Engineering from the University of Michigan, and an M.B.A. from the University of Chicago.

Family Relationships

Graham Williams is Christopher Williams’ father.

Possible Potential Conflicts

The OTC Markets, on which our shares of Common Stock are quoted, does not currently have any director independence requirements. And, as a “controlled company” under the rules of the Nasdaq Capital Market, if our shares are listed, we will be exempt from the requirement to have independent directors.

No member of management is contracted by us to work on a full-time basis, including our President and Director, Christopher Williams. Accordingly, certain conflicts of interest may arise between us and our officers and directors in that they may have other business interests, now or in the future, to which they devote their attention, and they will continue to do so in the future while they devote time to our business. No member of management has a written non-competition, non-solicitation of customers or a non-solicitation of employees agreement with us and thus is not contractually precluded from engaging in those activities. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer’s understanding of his fiduciary duties to us.

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Each of our officers and directors presently owes various fiduciary duties to the Company, including a duty of loyalty under Wyoming law. The duty of loyalty requires board members to exercise their powers in the interest of the organization and not in their own interest or the interest of another entity, particularly one with which they have a formal relationship. The duty of loyalty also includes a duty of confidentiality. We do not have a policy with respect to business opportunities or resolution of conflicts of interest and would defer to Wyoming law.

Code of Business Conduct and Ethics

We adopted a Code of Ethics and Business Conduct which is applicable to our current and future employees, and which also includes a Code of Ethics for our Chief Executive and other executive officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct;

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements;

●	compliance with applicable laws, rules, and regulations;

●	the prompt reporting violation of the code; and

●	accountability for adherence to the code.

The full text of our Code of Ethics is published on our website at https://cwpetroleumcorp.com/investors/code-of-ethics.

Board of Directors

We currently have three directors; however, none of our directors have agreements pursuant to which they are contractually obligated to serve as a director for any specific term. Mr. Christopher Williams has the voting power to elect all members of our board of directors and will have that ability after the closing of this offering.

All directors hold office until the completion of their term of office, which is not longer than one year, or until they die, resign, retire, are removed or their successors have been elected. All officers are appointed annually by the board of directors and serve at the discretion of the board. Currently, a person serving as a director receives no compensation for serving in the role as a director. We have not yet determined if we will compensate our directors for attending meetings of the board and its committees or will pay their expenses for such attendance.

If at any point we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Controlled Company Status

We have applied to have our Common Stock and Warrants listed on Nasdaq and, if listed, we will be subject to its corporate governance listing standards. Accordingly, we intend to avail ourselves of certain of the “controlled company” exemptions available under the corporate governance rules of Nasdaq. As a result, we will not be required to have a majority of independent directors on our board of directors nor will we be required to have fully independent compensation and nominating and corporate governance committees. The “controlled company” exemption does not modify the independence requirements for the Audit Committee, and we intend to comply with the requirements of the Sarbanes-Oxley Act and Nasdaq, which require that our Audit Committee be composed of at least three members, one of whom must be independent upon the listing of our Common Stock, a majority of whom must be independent within 90 days of listing and each of whom must be independent within one year of listing.

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Director Independence

We have applied to list our Common Stock and Warrants sold in this offering on the Nasdaq Capital Market. Our board of directors has determined currently only one of our directors, Mr. Roda, qualifies as an independent director for purposes of relevant listing standards of Nasdaq and under the SEC rules. In making that determination, our board of directors considered the relationships that each director has with the Company and all other facts and circumstances the board of directors deemed relevant in determining independence, including the potential deemed beneficial ownership of our capital stock by each director, including non-employee directors that are affiliated with certain of our major stockholders. Upon the completion of this offering, we expect that the composition and functioning of our board of directors and each of our committees will comply (unless exempted) with all applicable requirements of Nasdaq and the rules and regulations of the SEC.

We intend to adopt a policy, subject to and effective upon the effectiveness of the registration statement of which this prospectus forms a part, that outlines a process for our securityholders to send communications to the board of directors.

Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer, or person nominated to become a director or an executive officer of the Company:

1.	had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2.	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3.	was subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

i.	acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.	was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i), above, or to be associated with persons engaged in any such activity; or

5.	was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended, or vacated.

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Role of Board in the Risk Oversight Process

Our board of directors is responsible for overseeing our overall risk management process. The responsibility for managing risk rests with executive management while our board of directors as a whole participates in the oversight process. Our board of directors’ risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance and financial reporting and internal controls with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

Committees of the Board of Directors

Our board of directors has not yet established an audit committee, a compensation committee, or a nominating and corporate governance committee. Upon the effectiveness of the registration statement of which this prospectus is a part, unless exempt due to being a “controlled company,” the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations.

Audit Committee

The responsibilities of the audit committee will be included in a written charter that we will publish on our website. The audit committee will act on behalf of our board of directors in fulfilling our board of directors’ oversight responsibilities with respect to our accounting and financial reporting processes, the systems of internal control over financial reporting and audits of financial statements and reports and also will assist our board of directors in its oversight of the quality and integrity of our financial statements and reports and the qualifications, independence and performance of our independent registered public accounting firm. Under applicable Nasdaq Rules and SEC rules and regulations for companies completing their initial public offering, we are permitted to phase in our compliance with the audit committee independence requirements as follows: (i) one independent member at the time of listing; (ii) a majority of independent members within 90 days of listing; and (iii) all independent members within one year of listing. The audit committee will have at all times at least one “independent director” who is “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Compensation Committee

The compensation committee will, pursuant to its charter that will be published on our website, act on behalf of our board of directors to fulfill our board of directors’ responsibilities in overseeing our compensation policies, plans and programs; and in reviewing and determining the compensation to be paid to our executive officers and non-employee directors. Upon the closing of this offering, one member of the compensation committee will be an independent director as defined by the rules of Nasdaq.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will act on behalf of our board of directors to fulfill our board of directors’ responsibilities in overseeing all aspects of our nominating and corporate governance functions, including making recommendations to our board of directors regarding corporate governance issues; identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by our board of directors).

EXECUTIVE COMPENSATION

Fiscal Year 2021 and 2020 Summary Compensation Table

The following table shows, for the periods ended December 31, 2021, and 2020, all compensation awarded to or paid to, or earned by, our named executive officer.

Name and principal position	Year	Salary ($)	Stock Awards ($)	Total ($)
Christopher Williams, CEO and director	2021	50,000	243,600 (1)	293,600
	2020	50,000	0	50,000

(1)	On September 23, 2021, Mr. Christopher Williams was issued 3,000,000 shares of our Common Stock under the 2021 Stock Incentive Plan (the “Plan”) for services rendered. These shares were valued based on the closing price of the Common Stock as of September 23, 2021, which was $0.0812.

We currently have no written employment agreements with our named executive officer.

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Outstanding Equity Awards

As of December 31, 2021, there were no outstanding vested or unvested equity awards to our named executive officer.

Stockholder Advisory Vote on Executive Compensation

We did not hold an advisory vote on executive compensation in 2021 but may take such action in the future. Our Board intends to periodically reevaluate our executive compensation philosophy and practices in light of our performance, needs and developments, including the outcome of future non-binding advisory votes by our stockholders.

DIRECTOR COMPENSATION

Director Compensation Table for Year Ended December 31, 2021

The following table sets forth information regarding compensation earned by each of our directors (excluding Christopher Williams who is also a named executive officer) during the fiscal year ended December 31, 2021:

Name and principal position	Year	Stock Awards ($)	Total ($)
Greg Roda, Director	2021	243,600 (1)	243,600
Graham Williams	2021	243,600 (2)	243,600

(1)	On September 23, 2021, Mr. Roda was issued 3,000,000 shares of our Common Stock under the Plan. These shares were valued based on the closing price of the Common Stock as of September 23, 2021, which was $0.0812.
(2)	On September 23, 2021, Mr. Graham Williams was issued 3,000,000 shares of our Common Stock under the Plan for services rendered. These shares were valued based on the closing price of the Common Stock as of September 23, 2021, which was $0.0812.

On September 1, 2019, we entered into a Consulting Services Agreement with Greg Roda pursuant to which we agreed to compensate Mr. Roda $125 per hour for consulting services as well as reasonable expense reimbursements and equity bonuses, as approved by the Board.

Graham Williams assists Christopher Williams in numerous aspects of the business and is paid on an hourly basis. His current hours vary but average about 20 hours per week. It is planned that he will devote full-time to us when the offering is complete.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation arrangements described under “Executive Compensation” and “Director Compensation” in this prospectus and the transactions described below, since January 1, 2020, there has not been any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

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Christopher Williams is the son of Graham Williams.

We issued 1,000,000 shares of Series A Preferred Stock to Christopher Williams at the time of incorporation in Wyoming in exchange for his organization efforts and business plan. The Series A Preferred Stock gives the holder 100 votes per share held on all shareholder votes, each share converts into 100 shares of Common Stock at the option of the holder, and may receive dividends, if and at amounts declared by the Board of Directors.

As of December 31, 2021, we had borrowed $345,000 from Mr. Christopher Williams and had issued him demand notes that accrue interest at 8% per annum with no date of maturity on each loan. The notes are payable upon demand from Mr. Williams.

The Company leases land for storage of transportation equipment on a month-to-month lease from our President, Mr. Christopher Williams, for $1,500 per month which we believe is represents the fair value of such rental property. The lease is on-going with no expiration date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of May 26, 2022 by:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;

●	our named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The column entitled “Percentage of Shares Beneficially Owned—Before offering” is calculated based on shares of Common Stock outstanding as of May 26, 2022, assuming the automatic conversion of all outstanding shares of our convertible preferred stock into an aggregate of shares of our Common Stock. The column entitled “Percentage of Shares Beneficially Owned—After Offering” is based on shares of our Common Stock to be outstanding after this offering, including the shares of our Common Stock that we are selling in this offering.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of Common Stock that the person has the right to acquire within 60 days of May 26, 2022 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those exercise rights for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Except as otherwise noted below, the address for persons listed in the table is c/o CW Petroleum Corp, 2717 Commercial Center Blvd., Suite E200 PMB 264, Katy, Texas 77494.

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Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership		Percentage of Shares Beneficially Owned—Before Offering(1)	Percentage of Shares Beneficially Owned—After Offering(2)
Christopher Williams	111,853,134	(3)	91.42%	[*]	%
Graham Williams	3,000,000		13.43%	[*]	%
Greg Roda	3,300,000		14.77%	[*]	%

All directors and executive officers as a group (three persons)	120,300,000		98.33%	[*]	%

(1)	Based on 22,345,898 shares of Common Stock outstanding as of May 26, 2022.
(2)	Assuming the sale and issuance of [*] shares in the offering.
(3)	Assuming the conversion of 1,000,000 shares of Series A Preferred Stock owned by Mr. Williams into 100,000,000 shares of Common Stock.

DESCRIPTION OF CAPITAL STOCK

Introduction

The Company was incorporated under the laws of the State of Wyoming on April 15, 2018. We are authorized to issue 99,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. All shares have a par value of $0.0001.

Preferred Stock

Our articles of incorporation authorize the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors.

We issued 1,000,000 shares of Series A Preferred Stock to Christopher Williams. The Series A Preferred Stock gives the holder 100 votes per share held on all shareholder votes, each share converts into 100 shares of Common Stock at the option of the holder, and receives dividends, if and at amounts declared by the Board of Directors. Due to this, Mr. Williams’ will control all matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

Voting Rights of Series A Preferred Stock

Our CEO, Christopher Williams, holds preferred shares that give him the right to 100 votes per share and there are 1,000,000 shares of Series A Preferred Stock issued. In order to continue to control the outcome of matters submitted to stockholders for approval, assuming all shares offered by the prospectus are sold, Mr. Williams would need to maintain control of over 50% of the outstanding votes. This capital structure may have anti-takeover effects preventing a change in control transaction that minority owners of Common Stock might consider in their best interest.

Controlled Company

After this offering, our CEO, Christopher Williams, the sole holder of our Series A Preferred Stock, will control a majority of the voting power of our Company. For so long as Mr. Williams holds at least [*] shares of Series A Preferred Stock, he is expected to hold a majority of our outstanding voting power and he will control the outcome of matters submitted to a shareholder vote, including the appointment of all Company directors. As a result of the voting power held by Mr. Williams, we will qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) director nominees be selected or recommended to the board by independent directors or an independent nominating committee and (iii) we have a compensation committee that is composed entirely of independent directors.

Following this offering, we intend to rely on some or all of these exemptions. As a result, we will not have a majority of independent directors, our directors will not be nominated or selected by independent directors and most compensation decisions will not be made by an independent compensation committee. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

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Common Stock

Our articles of incorporation authorize the issuance of 99,000,000 shares of Common Stock with a par value of $0.0001 per share. There are 22,345,898 shares of our Common Stock issued and outstanding at May 26, 2022, that are held by 63 stockholders of record. Holders of our Common Stock:

●	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors, subject to the preferential rights of the holders of the Series A Preferred Stock;

●	are entitled to share ratably in all of the assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs, subject to the preferential rights of the holders of the Series A Preferred Stock;

●	do not have pre-emptive, subscription or conversion rights, or redemption or access to any sinking fund; and

●	are entitled to one vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

In addition, the Board of Directors, without a shareholder vote, has the right to amend our Bylaws to make it harder or easier to effect a change in our control. A plurality of stockholder votes are required for persons to become directors. In addition, stockholders may submit proposals to be voted on at annual meetings, but such items may be rejected by the Board of Directors.

Warrants to be Issued in This Offering

The following summary of certain terms and provisions of the Warrants included in the Units offered hereby is not complete and is subject to and qualified in its entirety by the provisions of the form of the Warrant and the warrant agent agreement (the “Warrant Agent Agreement”), both of which are filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant Agent Agreement, including the annexes thereto, and the form of warrant.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per share of Common Stock purchasable upon exercise of the warrants is $[*] per share, or [*]% of public offering price of a Unit in this offering, assuming an initial public offering price of $[*] per Unit (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The warrant exercise price is also subject to downward adjustment in the event we issue shares of Common Stock in a capital raising transaction at a price below the exercise price, subject to a minimum exercise price of $[*].

Failure to Timely Deliver Shares. If we fail for any reason to deliver to the holder the shares subject to an exercise by the date that is the earlier of (i) two (2) trading days and (ii) the number of trading days that is the standard settlement period on our primary trading market as in effect on the date of delivery of the exercise notice, we must pay to the holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares subject to such exercise (based on the daily volume weighted average price of our shares of Common Stock on the date of the applicable exercise notice), $10 per trading day (increasing to $20 per trading day on the fifth (5th) trading day after such liquidated damages begin to accrue) for each trading day after such date until such shares are delivered or the holder rescinds such exercise. In addition, if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares which the holder anticipated receiving upon such exercise, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares that we were required to deliver to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the warrant and equivalent number of shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had we timely complied with our exercise and delivery obligations.

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Fundamental Transactions. If at any time while the Warrant is outstanding, (i) we, directly or indirectly, in one or more related transactions effects any merger or consolidation of our Company with or into another Person (as defined in the warrant agency agreement), (ii) we, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another Person) is completed pursuant to which holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of our Common Stock, (iv) we, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of our Common Stock or any compulsory share exchange pursuant to which our Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of our Common Stock (not including any shares of our Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of the warrant, the warrant holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the warrant holder (without regard to any limitation in Section 2(e) on the exercise of the warrant), the number of shares of capital stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of our Common Stock for which the warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of the warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one warrant share in such Fundamental Transaction, and we shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of our Common Stock are given any choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, we or any Successor Entity (as defined below) shall, at the warrant holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the warrant from the warrant holder by paying to the warrant holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of the warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within our control, including not approved by our Board of Directors, Holder shall only be entitled to receive from us or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the holders of our Common Stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of our Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of our Common Stock are not offered or paid any consideration in such Fundamental Transaction, such holders of our Common Stock will be deemed to have received Common Stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the warrant holder’s request pursuant to this Section 3(e) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five (5) Business Days of the warrant holder’s election and (ii) the date of consummation of the Fundamental Transaction. We shall cause any successor entity in a Fundamental Transaction in which we are not the survivor (the “Successor Entity”) to assume in writing all of our obligations under the warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the warrant holder and approved by the warrant holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the warrant holder, deliver to the warrant holder in exchange for the warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the warrant shares acquirable and receivable upon exercise of the warrant (without regard to any limitations on the exercise of the warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the warrant shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the warrant holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of the warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise each of our rights and powers and shall assume all of our obligations under the warrant with the same effect as if such Successor Entity had been named as our company herein.

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Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. Our transfer agent, Transfer Online, Inc. will serve as the Warrant Agent.

Governing Law. The Warrants and the Warrant Agency Agreement are governed by New York law.

Jurisdiction. Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding, or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement.

If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than courts of the State of New York or the United States District Court for the Southern District of New York in the name of any holder of our Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions, and (y) having service of process made upon such Warrant holder in any such enforcement action by service upon such Warrant holder’s counsel in the foreign action as agent for such Warrant holder.

This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board of Directors. There is also uncertainty as to whether a court would enforce such provision due to the concurrent jurisdiction of federal and state courts over such Securities Act claims.

2021 Stock Incentive Plan

On September 23, 2021, the Board of Directors adopted the Plan. The purposes of the Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants, and other service providers upon whose judgment, initiative, and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our Company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in the success and increased value of our Company.

The Plan is administered by our board of directors; however, the board of directors may designate the administration of the Plan to a committee consisting of at least two independent directors. Only employees of our Company or of an “Affiliated Company,” as defined in the Plan, (including members of the board of directors if they are employees of our Company or of an Affiliated Company) are eligible to receive incentive stock options under the Plan. Employees of our Company or of an Affiliated Company, members of the board of directors (whether or not employed by our company or an Affiliated Company), and “Service Providers,” as defined in the Plan, are eligible to receive non-qualified options, restricted stock Units, and stock appreciation rights under the Plan. All awards are subject to Section 162(m) of the Internal Revenue Code.

No option award may be exercisable more than ten years after the date it is granted. In the event of termination of employment for cause, the options terminate on the date of employment is terminated. In the event of termination of employment for disability or death, the optionee or administrator of optionee’s estate or transferee has six months following the date of termination to exercise options received at the time of disability or death. In the event of termination for any other reason other than for cause, disability, or death, the optionee has 30 days to exercise his or her options.

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The Plan will continue in effect until all the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until ten years after its adoption, whichever is earlier. Awards under the Plan may also be accelerated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer, or other disposition of all or substantially all our assets.

As of December 31, 2021, the Board had granted 9,000,000 shares of Common Stock under the Plan and there are no remaining shares available under the Plan.

Authorized but Unissued Capital Stock

Wyoming law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved Common Stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Anti-Takeover Issues

Wyoming does not impose enhanced fiduciary duties on directors in attempted takeover situations. Instead, the “business judgment rule” is applied to the use of antitakeover tactics, which may allow directors to consider the interests of shareholders as just one factor among others.

Our Board of Directors can designate the rights, preferences, privileges and restrictions of series of preferred or common stock without further shareholder action. Cumulative voting is not provided for in our Articles of Incorporation or Bylaws or in the Wyoming Business Corporations Act, which also may make it harder for third parties to gain control over the Company. We do not currently have a staggered Board of Directors, and we have not adopted any shareholders’ rights plans, or so-called poison pills.

Transfer and Warrant Agent

The Transfer Agent and Warrant Agent for our Common Stock is Transfer Online, Inc. Its address is 512 SE Salmon Street Portland, OR 97214. Its telephone number is 503-227-2950.

Nasdaq Listing

Our Common Stock is currently quoted on the OTC Markets under the symbol “CWPE.” In connection with this offering, we have applied to have our Common Stock and Warrants listed on the Nasdaq Capital Market under the symbols “[*]” and “[*]W,” respectively. If our listing application is approved, we expect to list our Common Stock and the Warrants offered in this offering on Nasdaq upon consummation of this offering. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our Common Stock and Warrants. If Nasdaq does not approve the listing of our Common Stock and Warrants, we will not proceed with this offering. There can be no assurance that our Common Stock and Warrants will be listed on the Nasdaq.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, shares of our Common Stock were quoted on the OTC Markets under the symbol “CWPE.” Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our Common Stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares outstanding as of May 26, 2022, upon the completion of this offering, [*] shares of our Common Stock will be outstanding, assuming no exercise of the underwriters’ option to purchase additional shares and no exercise of the Warrants, no conversion of the Series A Preferred Stock and no exercise of the Underwriter’s Warrants. Of the outstanding shares, all of the shares sold in this offering, except that any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below, and shares of our Common Stock are restricted shares of Common Stock subject to time-based vesting terms. All remaining shares of Common Stock held by existing stockholders immediately prior to the completion of this offering, will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, summarized below.

Rule 144

In general, a person who has beneficially owned restricted stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the Securities Exchange Act of 1934, as amended, periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares then outstanding, which will equal approximately [*] shares immediately after this offering assuming no exercise of the underwriters’ option to purchase additional shares, based on the number of shares outstanding as of May 26, 2022; or

●	the average weekly trading volume of our Common Stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information, and notice provisions of Rule 144.

Upon waiver or expiration of the 360-day lock-up period described below, approximately [*] shares of our Common Stock will be eligible for sale under Rule 144. We cannot estimate the number of shares of our Common Stock that our existing stockholders will elect to sell under Rule 144.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers, or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares.

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However, substantially all Rule 701 shares are subject to lock-up agreements as described below and under the section titled “Underwriters” included elsewhere in this prospectus and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Lock-Up Agreements

We and each of our directors and executive officers intend to sign a lock-up agreement that prevents them from selling any of our Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of not less than 360 days from the date of this prospectus without the prior written consent of the representatives, subject to certain exceptions. See the section entitled “Underwriting” appearing elsewhere in this prospectus for more information.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. AND NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury regulations promulgated thereunder, administrative rulings and pronouncements, and judicial decisions, all in effect as of the date hereof. These authorities may change, possibly retroactively, resulting in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the Medicare tax, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address all of the tax consequences that may be relevant to investors, nor does it address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, or other financial institutions;

●	tax-exempt entities or governmental organizations, including agencies or instrumentalities thereof;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

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●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities including S corporations and trusts (and any investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code, or persons holding the securities as part of a “straddle,” hedge, conversion transaction, integrated transaction or other similar transaction.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

CONSEQUENCES TO U.S. HOLDERS

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate or trust whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court, and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Dividends

As described in the section titled “DIVIDEND POLICY,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions in cash or other property on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exceptions. Any dividends that we pay to a U.S. holder that is a corporation will qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

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Sale, Exchange, or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange, or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. A U.S. holder’s adjusted tax basis in its Common Stock will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Unearned Income Medicare Tax.

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($200,000, or $250,000 if married filing jointly).

CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder. The term “non-U.S. holder” includes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

●	a foreign corporation;

●	an estate or trust that is not a U.S. holder; or

●	any other Person that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more or who is otherwise treated as a U.S. resident in the taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

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Distributions

Subject to the discussion below regarding effectively connected income, any distribution paid to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be provided prior to the payment of dividends and must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty should consult with its individual tax advisor to determine if you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our Common Stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our Common Stock (provided that an exception does not apply), and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock.

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We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or (in each case) such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may apply.

Federal Estate Tax

Common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

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Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

We are offering $[*] of Units through EF Hutton, division of Benchmark Investments, LLC, who is acting as the representative of the underwriters with respect to the securities subject to this offering. Subject to certain conditions, we have agreed to sell such underwriters such securities listed next to their name in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Number of Units
EF Hutton, division of Benchmark Investments, LLC

Total

The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the securities offered by this prospectus is subject to the approval of certain legal matters by its legal counsel and certain other conditions. Such underwriters are obligated to take and pay for all of the securities if any of the securities are taken. Such underwriters are not, however, required to take or pay for securities covered by the over-allotment option described below.

Over-Allotment Option

Pursuant to the underwriting agreement, we will grant to the underwriters an option to purchase from us up to an additional [*] shares of Common Stock, representing 15% of the shares of Common Stock sold in the offering and/or up to an additional [*] warrants, representing 15% of the warrants sold in the offering, in any combination thereof, solely to cover over-allotments, if any, at the initial public offering price, less the underwriting discounts. The underwriters may exercise this option any time during the 45-day period starting on the closing date of the offering, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares and/or warrants for which they exercise the option.

Underwriting Discounts and Expenses

We have agreed to pay the underwriters a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by the Company from the securities sold in this offering. We have further agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to one percent (1%) of the gross proceeds received by the Company at the closing of the offering. Additionally, we have agreed to reimburse the representative for certain out-of-pocket expenses, including all filing fees and communication expenses associated with the review of the offering by FINRA; up to $20,000 of the representative’s actual accountable road show expenses for the offering; the $29,500 cost associated with the representative’s use of Ipreo’s book building, prospectus tracking and compliance software for the offering; the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed $5,000; and the fees for EF Hutton’s legal counsel, not to exceed $175,000 in the aggregate. We have provided an advance against out-of-pocket accountable expenses to the representative in the amount of $25,000 upon the execution of our engagement agreement with the representative. The advance shall be applied towards out-of-pocket accountable expense set forth herein and any portion of the advance shall be returned to us to the extent not actually incurred.

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The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the option we granted to the representative.

	Per Unit	Total with No Over-Allotment	Total with Over-Allotment
Initial public offering price	$	$	$
Underwriting discounts to be paid by us	$	$	$
Proceeds, before expenses to us	$	$	$

We estimate that our total expenses of this offering, including background checks on management for which we have paid for ourselves, but excluding underwriting discounts, will be approximately $[*], which includes a maximum of $175,000 of out of pocket expenses for “road show,” diligence, and reasonable legal fees and disbursements for underwriters’ counsel, subject to a maximum of $50,000 in the event that this offering is not consummated.

Representative’s Warrants

In addition, we have agreed to issue to the underwriters warrants to purchase a number of shares of Common Stock equal to five percent (5%) of the aggregate number of shares sold in the offering (including those securities sold upon exercise of the over-allotment option). The underwriters’ warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-½-year period commencing six months from the date of commencement of sales of the Units this offering, at a price per share equal to $[*] which is 100% of the initial public offering price per Unit. Such underwriter’s warrants are exercisable on a cash or cashless basis. The underwriters’ warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the representative’s warrants nor any of our shares issued upon exercise of the representative’s warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of the public sales of the Units in the offering. In addition, although the representative’s warrants and the underlying shares are being registered in the registration statement of which this prospectus forms a part, we have also agreed that the warrants will provide for registration rights in certain cases. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the underwriter warrants. The one demand registration right provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C). The unlimited piggyback registration right provided will not be greater than seven years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the representative warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend, or our recapitalization, reorganization, merger, or consolidation.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Right of First Refusal

We have granted the representative an irrevocable right of first refusal, for a period of twelve (12) months from the closing of the offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, subject to certain exceptions (each being referred to as a subject transaction), during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the representative for such subject transactions. The representative shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the subject transaction and the economic terms of such participation.

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Tail Financing

We have granted to the representative the right to receive a cash fee of eight percent (8%) of the aggregate gross proceeds received by the Company from the sale of any equity and/or debt and/or equity derivative securities sold to any investor actually introduced by the representative to the Company during the period of engagement of the representative in connection with any public or private financing or capital raise (“Tail Financing”), and such Tail Financing is consummated at any time during the representative’s period of engagement (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. In compliance with FINRA Rule 5110(g)(5)(B), the “tail fee” will not be payable for greater than one year and our entire engagement agreement with the representative is terminable if the representative materially breaches the engagement agreement or fails to materially perform the underwriting services contemplated in the engagement agreement. The termination of such agreement will eliminate the obligation of the Company to pay the tail fee.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, all of our directors, executive officers, and all of our stockholders have agreed that we will not: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise, in each case without the prior written consent of the representative for a period of 360 days after the date of this prospectus, other than the shares to be sold hereunder and certain other exceptions.

Pricing of the Offering

Prior to this offering, there has only been a limited public market for our Common Stock. The public offering price will be determined by negotiations between us and the representative of the underwriters. In determining the public offering price, we and the representative of the underwriters expect to consider a number of factors including:

●	the information set forth in this prospectus and otherwise available to the representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded Common Stock of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our Common Stock, or that the shares will trade in the public market at or above the public offering price.

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Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on a website maintained by the representative and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of Units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically.

The underwriters have informed us that they do not expect to confirm sales of Units offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in our Common Stock and Warrants as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for our Common Stock or Warrants, that you will be able to sell any of the Common Stock or Warrants held by you at a particular time, or that the prices that you receive when you sell will be favorable.

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions, or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Common Stock or the Warrants at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our Common Stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our Common Stock or purchasing shares of our Common Stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our Common Stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of Common Stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the Common Stock. A syndicate covering transaction is the bid for or the purchase of shares of Common Stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Common Stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

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Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our Common Stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our Common Stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Affiliations

Each underwriter and its respective affiliates are a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, each underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Each underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

Except as set forth below, we are not under any contractual obligation to engage the underwriters to provide any services for us after this offering. Pursuant to the Engagement Agreement, dated December 10, 2021, between the Company and the representative, the representative agreed to provide general financial advisory services to the Company such as introducing the Company to investors and assisting the Company in financings or other transactions (the “Advisory Services”).

If within twelve (12) months from the effective date of the termination or expiration of the Engagement Agreement, pursuant to FINRA Rule 5110(j)(16) either the Company or any party to whom the Company was actually directly introduced by the Representative in connection with its Advisory Services for the Company, proposes a financing (“Financing”) or any transaction with the Company, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction (any such transaction, an “M&A Transaction”), then, if any such Financing or an M&A Transaction is consummated, the Company shall pay fees to the representative. Under the agreement, as consideration for the Advisory Services in connection with a private placement of equity securities, the Company has agreed to pay the representative a cash fee of 8% of the amount of capital raised, invested or committed. For debt placements, the Company has agreed to pay the representative a cash fee of 6% of the amount of capital raised, invested, or committed. As additional compensation for the Advisory Services, the Company has also agreed to issue the representative warrants at the closing of an equity offering to purchase shares of Common Stock equal to 5% of the aggregate proceeds sold in the equity offering, exercisable, at any time in whole or in part, during the four-and-½-year period commencing six months from the date of commencement of sales of the Units this offering at a price per share equal to the offering price. These warrants, which would be in addition to the Representative’s Warrants earned as a result of the closing of the Company’s public offering of the Units, will provide for piggyback registration rights, Black Scholes change in control provisions and customary anti-dilution provisions and adjustments in the number and price of such warrants and the shares underlying such warrants resulting from corporate events which would include dividends, reorganizations, or mergers, and future issuance of Common Stock or Common Stock equivalents at prices or with exercise and/or conversion prices below the offering price as permitted under FINRA Rule 5110(g). In connection with an M&A Transaction, the Company has agreed to pay the representative 5% of the total transaction consideration.

75

Notwithstanding the foregoing, the representative will not receive any fees or warrants in connection with a Financing or M&A Transaction unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Selling Restrictions

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Offering Restrictions Outside the United States

Other than in the United States of America, no action has been taken by us or the underwriters that would permit a public offering of the Units in any jurisdiction where action for that purpose is required. None of the Units included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the Units being offered hereby be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of Units and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy our Units in any jurisdiction where that would not be permitted or legal.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Brian Higley, Esq. of Business Legal Advisors, LLC of Draper, Utah. Certain legal matters relating to this offering will be passed upon for the underwriters by Carmel, Milazzo & Feil LLP, New York, New York.

EXPERTS

M&K CPAS, PLLC, an independent registered public accounting firm, has audited our consolidated financial statements on December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, as set forth in their report. We have included our consolidated financial statements in the prospectus and elsewhere in the registration statement in reliance on M&K CPAS, PLLC’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have been filing reports with the Securities and Exchange Commission pursuant to our obligations under Regulation A of the Securities Act upon the qualification of our Form 1-A, as originally qualified on October 4, 2018 (File Number 024-11446). We are current with our filings under Regulation A. We have filed with the SEC a registration statement on Form S-1 (File Number 333-[*]) under the Securities Act with respect to the units we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. All filings we make with the SEC are available on the SEC’s website at www.sec.gov.

Once the registration statement is declared effective, we will be subject to the periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available on the website of the SEC referred to above. We maintain a website at cwpetroleumcorp.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge on the SEC’s website or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

76

INDEX TO FINANCIAL STATEMENTS

CW PETROLEUM CORP

F-1

CW PETROLEUM CORP

Consolidated Balance Sheets

	March 31, 2022 (Unaudited)	December 31, 2021 (Audited)
ASSETS
Current assets
Cash	$202,447	$281,504
Accounts receivable, net	288,612	159,988
Inventory	-	127,607
Other current assets	8,300	8,300
Total current assets	499,359	577,399
Property and equipment, net	315,062	357,702
Other assets	19,511	17,613
Total assets	$833,932	$952,714
LIABILITES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$190,714	$199,948
Short term notes payable – related party	345,000	345,000
Current maturities of long-term debt	127,165	129,548
Total current liabilities	662,879	674,496
Long-term debt, net	255,504	287,613
Total liabilities	$918,383	$962,109
Shareholders’ equity
Preferred stock –1,000,000 shares authorized, issued and outstanding with a par value of $0.0001 per share	100	100
Common stock – 99,000,000 shares authorized, $0.0001 par value 22,345,898 and 22,345,898 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2,235	2,235
Stock payable	300	300
Additional Paid-in capital	1,757,719	1,757,719
Accumulated deficit	(1,844,805)	(1,769,749)
Total shareholders’ equity	(84,451)	(9,395)
Total liabilities and shareholders’ equity	$833,932	$952,714

The accompanying notes are an integral part of these interim consolidated financial statements

F-2

CW PETROLEUM CORP

Consolidated Statements of Operations

For the Three Months Ended March 31, 2022 and 2021

(Unaudited)

	2022	2021
Operations
Revenue
Fuel sales	$1,693,968	$1,682,819
Total revenue	1,693,968	1,682,819
Cost of revenue
Cost of fuel sold	1,353,321	1,317,029
Freight	19,507	40,579
Transport costs	25,181	28,380
Total cost of revenue	1,398,009	1,385,988
Margin on operations	295,959	296,831
Operating expenses	355,416	253,576
Earnings (loss) from operations	(59,457)	43,255
Interest expense	15,599	16,607
Income (loss) before income taxes	(75,056)	26,648
Income tax provision (recovery)	-	-
Net (loss) income	$(75,056)	$26,648

Earnings Per Share
Weighted average shares outstanding	22,345,898	13,304,065
Basic and fully diluted earnings (loss) per share	$(0.00)	$0.00

The accompanying notes are an integral part of these interim consolidated financial statements

F-3

CW PETROLEUM CORP

Consolidated Statements of Shareholders’ Equity

For the Three Months Ended March 31, 2022 and 2021

(Unaudited)

Three Months Ended March 31, 2022

	Common Stock		Preferred Stock		Paid-In	Stock	Accumulated
Description	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Total
Balance December 31, 2021	22,345,898	2,235	1,000,000	100	1,757,719	300	(1,769,749)	(9,395)
Net loss for the three months ended March 31, 2022	-	-	-	-	-	-	(75,056)	(75,056)

Balance March 31, 2022	22,345,898	2,235	1,000,000	100	1,757,719	300	(1,844,805)	(85,451)

Three Months Ended March 31, 2021

	Common Stock		Preferred Stock		Paid-In	Stock	Accumulated
Description	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Total
Balance December 31, 2020	13,304,065	1,331	1,000,000	100	681,164	300	(226,811)	456,084
Shares issued for services	-	-	-	-	105,003	-	-	105,003
Net income for the three months ended March 31, 2021	-	-	-	-	-	-	26,648	26,648

Balance March 31, 2021	13,304,065	1,331	1,000,000	100	786,167	300	(200,163)	587,735

The accompanying notes are an integral part of these interim consolidated financial statements

F-4

CW PETROLEUM CORP

Consolidated Statements of Cash Flow

For the Three Months Ended March 31, 2022 and 2021

(Unaudited)

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(75,056)	$26,648
Depreciation	42,640	40,017
Services paid for with common stock	-	105,003
Bad debt expense	11,588	-
Changes in
Accounts receivable	(140,212)	(147,193)
Inventory	127,607	-
Other assets	(1,898)	(1,897)
Accounts payable and accrued expenses	(9,234)	33,000
NET CASH PROVIDED BY (USED IN) OPERATIONS	(44,565)	55,578
CASH FLOWS FROM INVESTING ACTIVITIES
NET CASH PROVIDED BY INVESTING ACTIVITIES	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering costs	-	(105,003)
Repayment of SBA loan	-	(149,900)
Principal payments on debt	(34,492)	(32,895)
CASH FLOWS (USED IN) FINANCING ACTIVITIES	(34,492)	(287,798)
Change in cash and cash equivalents	(79,057)	(232,220)
Beginning of year	281,504	572,217
End of year	$202,447	339,997

Supplemental disclosures
Cash paid for income taxes	$-	-
Cash paid for interest	$8,729	8,872

The accompanying notes are an integral part of these interim consolidated financial statements

F-5

CW PETROLEUM CORP

Notes to the Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

Note 1 - Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

CW Petroleum Corp was incorporated in the State of Texas on April 29, 2005 and began operations in 2011. On April 14, 2018, CW Petroleum Corp was incorporated in the State of Wyoming (the “Company”). On April 15, 2018, the Texas corporation became a wholly-owned subsidiary of the Company through a share exchange. CW Petroleum Corp (Wyoming) is a holding company and, through its wholly-owned subsidiary, it supplies and distributes biodiesel (a renewable, biodegradable fuel manufactured domestically from vegetable oils, animal fats, or recycled restaurant grease), biodiesel blends, ultra-low sulfur diesel, gasoline blends, “renewable gasoline” (a blend of premium gasoline with 12.5% to 16.0% isobutanol, an alcohol derived from agricultural products) and a proprietary EPA-approved reformulated no ethanol gasoline to gasoline distributors, convenience stores, and marinas.

CW Petroleum Corp (Wyoming) is a holding company and has no operations. The purpose in forming the holding company was to limit corporate liability, create a streamlined management, maintain ownership over its sole subsidiary and establish an organizational structure to facilitate the potential acquisition of other businesses in its industry or complementary to its industry.

The transaction in which CW became a Wyoming C corporation has been accounted for in a manner similar to a recapitalization for financial reporting purposes. The accompanying financial statements have been prepared as if the transaction had occurred on the first day of the first period included in the financial statements, and all operating data represents an ongoing continuation of the Company’s operations.

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, CW Petroleum Corp. All significant intercompany accounts and transactions have been eliminated in consolidation.

Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could materially differ from estimated amounts. We evaluate our estimated assumptions based on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Cash and Cash Equivalents

Our cash equivalents consist principally of overnight investments, bank money market accounts and bank time deposits which have an original maturity date of less than 90 days. These securities are carried at cost, which approximates market value. There were no cash equivalents as of March 31, 2022 or December 31, 2021.

Accounts Receivable and Allowance for Bad Debt

CW performs ongoing credit evaluations of our customers and adjust credit limits based upon payment history and the customer’s current creditworthiness, as determined by our review of our customer’s credit information. We extend credit on an unsecured basis to most of our customers. Accounts receivables are deemed past due based on contractual terms agreed to with our customers. Although we analyze customers’ payment history and creditworthiness, we cannot predict with certainty that the customers to whom we extend credit will be able to remit payments on a timely basis, or at all. Because we extend credit on an unsecured basis to most of our customers, there is a possibility that any accounts receivable not collected will ultimately need to be written off. CW continuously monitors collections and payments from our customers and maintain a provision for estimated credit losses based upon our historical experience with our customers, current market and industry conditions affecting our customers and any specific customer collection issues that we have identified.

F-6

CW PETROLEUM CORP

Notes to the Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

Inventories

Inventories are valued primarily using average cost and are stated at the lower of average cost or market. CW utilizes a variety of fuel indices and other indicators of market value. Sharp negative changes in these indices can result in reduction of our inventory valuation, which could have an adverse impact on our results of operations in the period in which we take the adjustment. Historically these adjustments have not had a significant impact on our consolidated statements of operations. Components of inventory include fuel purchase costs, the related transportation costs and changes in the estimated fair market values for inventories included in a fair value hedge relationship.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets which are all five years.

Costs of major additions and improvements are capitalized while expenditures for maintenance and repairs, which do not extend the life of the asset, are expensed. Upon sale or disposition of property and equipment, the cost and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is credited or charged to income. Long-lived assets held and used by us are reviewed based on market factors and operational considerations for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The Company records the gross sale of the fuel as we generally take inventory risk, have latitude in establishing the sales price, have discretion in the supplier selection, maintain credit risk and are the primary obligor in the sales arrangement. Based on this evaluation, adoption does not have a material impact on our financial position, results of operations, or cash flows. Related disclosures have been expanded in line with the requirements of the standard.

Earnings per Common Share

Basic earnings per common share is computed by dividing net income attributable to CW Petroleum Corp and available to common shareholders by the sum of the weighted average number of shares of common stock. Diluted earnings per common share is computed by dividing net income attributable to us and available to common shareholders by the sum of the weighted average number of shares of common stock and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. We had no potentially dilutive securities at March 31, 2022 or March 31, 2021.

F-7

CW PETROLEUM CORP

Notes to the Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

Note 2 - Accounts Receivable

CW has accounts receivable of $288,612 and $159,888 net of an allowance for bad debt of $22,932 and $11,373, as of March 31, 2022 and December 31, 2021, respectively. Accounts receivables are written off when it becomes apparent based upon age or customer circumstances that such amounts will not be collected.

The following table sets forth activities in our allowance for bad debt:

	(Unaudited)
Description	March 31, 2022	December 31, 2021
Balance as of beginning of period	$11,373	$8,118
Charges to provision for bad debt	11,559	3,255
Write-off of uncollectible accounts receivable	-	-
Recoveries of bad debt	-	-
Balance as of end of period	$22,932	$11,373

Note 3 – Inventories

Inventories as of March 31, 2022 and December 31, 2021, consists of the following:

	(Unaudited)
Description	March 31, 2022	December 31, 2021
Tank Heel Inventory	$-	$127,607
Total	$-	$127,607

Tank heel inventory represents the cost of fuel maintained in storage tanks owned by other parties to assure maintenance of capacity.

Note 4 - Property and Equipment

The amount of property and equipment as of March 31, 2022 and December 31, 2021, consisted of the following:

	(Unaudited)
Description	March 31, 2022	December 31, 2021
Furniture, fixtures and equipment	$17,932	$17,932
Transportation equipment	1,097,523	1,097,523
Total property cost	$1,115,455	$1,115,455
Accumulated depreciation	800,393	757,753
Property and equipment, net	$315,062	$357,702

For the three months ended March 31, 2022 and 2021, CW recorded depreciation expense of $42,640 and $40,017, respectively.

F-8

CW PETROLEUM CORP

Notes to the Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

NOTE 5 - Debt

CW has installment notes payable secured by our transportation equipment. Interest rates range from 2% to 18% per annum and averaged 9.58% and 8.14% as of March 31, 2022 and December 31, 2021, respectively. The terms of these notes range from 36 to 72 months and average 64. During the three months ended March 31, 2022 and 2021, CW made repayments of $34,492 and $32,895, respectively.

Economic Injury Disaster Loan

On May 31, 2020, the Company executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the principal amount of the EIDL Loan is up to $149,900, with proceeds to be used for working capital purposes. The Company has secured an EIDL loan in the amount of $149,900. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning May 31, 2021 (twelve months from the date of the SBA Loan Agreement) in the amount of $731. The balance of principal and interest is payable thirty years from the date of the SBA Loan Agreement. In connection therewith, the Company received a $2,000 advance, which does not have to be repaid and was recorded as a portion of other income for the year ended December 31, 2020. This loan was repaid in full during the three months ended March 31, 2021.

As of March 31, 2022, the aggregate annual maturities of debt are as follows:

	Current	Long-Term
2022	$95,056	$-
2023	32,109	68,416
2024		88,768
2025		61,935
2026		29,365
Thereafter		7,020
Total	$127,165	$255,504

Note 6 – Related Party Transactions

Short term notes payable includes $345,000 and $345,000 as of March 31, 2022 and December 31, 2021, respectively, of loans from related parties. Interest expense of $6,900 and $5,900 was accrued for the three months ended March 31, 2022 and 2021, respectively.

The Company leases land for storage of transportation equipment on a month-to-month lease from its President for $1,500 month to month.

Note 7 – Stockholders’ Equity

There were no equity transactions during the three months ended March 31, 2022.

During the three months ended March 31, 2021, the Company recorded $105,003 for services rendered in 2021 related to shares previously issued in 2020.

Note 8 – Concentrations

Accounts receivable as of March 31, 2022 were concentrated among two customers representing 80% and 20% of accounts receivable. Accounts receivable as of December 31, 2021 were concentrated among three customers representing 60%, 21% and 17% of accounts receivable.

Revenue included a significant concentration among customers for the three months ended March 31, 2022 in which two customers represented 60% and 18% of revenue.

Revenue included a significant concentration among customers for the three months ended March 31, 2021 in which one customer represented 89% of revenue.

Note 9 – Subsequent Events

Subsequent events have been evaluated through June 2, 2022, the date these financial statements were available to be released and noted no other events requiring disclosure.

F-9

INDEX TO FINANCIAL STATEMENTS

CW PETROLEUM CORP

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

CW Petroleum Corp

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CW Petroleum Corp. (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the company has suffered net losses from operations in recent years and had a stockholders’ deficit as of December 31, 2021 and 2020, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern Analysis

As discussed in Note 2, the Company had a going concern due to net losses from operations in recent years and has an accumulated deficit as of December 31, 2021 and 2020.

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses, which are difficult to substantiate.

To evaluate the appropriateness of the going concern, we examined and evaluated the financial information along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2018

Houston, TX

April 29, 2022

F-11

CW PETROLEUM CORP

Consolidated Balance Sheets

December 31, 2021 and 2020

	2021	2020
ASSETS
Current assets
Cash	$281,504	$572,217
Accounts receivable, net	159,988	74,603
Inventory	127,607	127,607
Deferred offering costs	-	350,008
Other current assets	8,300	8,300
Total current assets	577,399	1,132,735
Property and equipment, net	357,702	449,136
Other assets	17,613	10,026
Total assets	$952,714	$1,591,897
LIABILITES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$199,948	$220,396
Short term notes payable – related party	345,000	295,000
Current maturities of long-term debt	129,548	125,744
Total current liabilities	674,496	641,140
Long-term debt, net	287,613	494,673
Total liabilities	$962,109	$1,135,813
Stockholders’ equity (deficit)
Preferred stock –1,000,000 shares authorized, issued and outstanding with a par value of $.0001 per share	100	100
Common stock – 99,000,000 shares authorized, $0.0001 par value 22,345,898 and 13,304,065 issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	2,235	1,331
Stock payable	300	300
Additional paid-in capital	1,757,719	681,164
Accumulated deficit	(1,769,749)	(226,811)
Total stockholders’ equity (deficit)	(9,395)	456,084
Total liabilities and stockholders’ equity (deficit)	$952,714	$1,591,897

The accompanying notes are an integral part of these consolidated financial statements

F-12

CW PETROLEUM CORP

Consolidated Statements of Operations

For the Years Ended December 31, 2021 and 2020

	2021	2020
Operations
Revenue
Fuel sales	$8,269,909	$7,043,926
Total revenue	8,269,909	7,043,926
Cost of revenue
Cost of fuel sold	6,869,111	5,651,724
Freight	201,182	218,931
Transport costs	128,295	134,070
Total cost of revenue	7,198,588	6,004,725
Margin on operations	1,071,321	1,039,201
Operating expenses	1,149,917	976,105
Offering costs	666,017	-
Officer compensation	730,800	-
Earnings (loss) from operations	(1,475,413)	63,096
Interest expense	63,031	63,900
Other (income)	-	(110,138)
Loss before income taxes	(1,538,444)	109,334

Income tax provision (recovery)
Current	4,494	2,495
Deferred	-	-
Total income tax provision (recovery)	4,494	2,495
Net (loss) income	$(1,542,938)	$106,839

Earnings Per Share
Weighted average shares outstanding	15,776,494	13,031,782
Basic and fully diluted earnings (loss) per share	$(0.10)	$0.01

The accompanying notes are an integral part of these consolidated financial statements

F-13

CW PETROLEUM CORP

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2021 and 2020

	Common Stock		Preferred Stock		Paid-In	Stock	Accumulated
Description	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Total
Balance December 31, 2019	12,973,500	$1,297	1,000,000	$100	$404,690	$300	$(333,650)	$72,737
Shares issued for services	330,565	34	-	-	279,974	-	-	280,008
Share buybacks	-	-	-	-	(3,500)	-	-	(3,500)
Net income (loss) for the year ended December 31, 2020	-	-	-	-	-	-	106,839	106,839
Balance December 31, 2020	13,304,065	1,331	1,000,000	100	681,164	300	(226,811)	456,084
Shares issued for services	-	-	-	-	315,009	-	-	315,009
Shares issued for cash	43,333	4	-	-	31,896	-	-	31,900
Shares issued for officer compensation	9,000,000	900	-	-	729,900		-	730,800
Share buybacks	(1,500)	-	-	-	(250)	-	-	(250)
Net loss for the year ended December 31, 2021	-	-	-	-	-	-	(1,542,938)	(1,542,938)

Balance December 31, 2021	22,345,898	2,235	1,000,000	100	1,757,719	300	(1,769,749)	(9,395)

The accompanying notes are an integral part of these consolidated financial statements

F-14

CW PETROLEUM CORP

Consolidated Statements of Cash Flow

For the Years Ended December 31, 2021 and 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,542,938)	$106,839
Gain on sale of an asset	-	(1,120)
Depreciation	169,627	157,647
Services paid for with common stock	315,009	280,008
Officer compensation	730,800	-
Bad debt expense	3,255	(15,000)
Changes in
Accounts receivable	(88,640)	117,427
Other current assets	665,017	(6,300)
Other Assets	(7,587)	(6,792)
Accounts payable and accrued expenses	(20,448)	44,732
NET CASH PROVIDED BY OPERATIONS	224,095	677,441

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	(400)	(5,345)
Proceeds sale of asset	-	3,100
NET CASH (USED IN) INVESTING ACTIVITIES	(400)	(2,245)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	31,900	-
Buybacks of shares	(250)	(3,500)
Proceeds from SBA loan	-	149,900
Deferred offering costs	(315,009)	(350,008)
Principal payments on debt	(281,049)	(142,846)
Proceeds from short term notes payable – related party	50,000	-
Principle payments on debt – related party	-	(5,000)
CASH FLOWS (USED IN) FINANCING ACTIVITIES	(514,408)	(351,454)
Change in cash and cash equivalents	(290,713)	323,742
Beginning of year	572,217	248,475
End of year	$281,504	572,217

Supplemental disclosures
Cash paid for income taxes	$-	-
Cash paid for interest	$63,031	73,995

Non-cash financing and investing activities
Installment notes issued for property acquisitions	$77,793	76,843

The accompanying notes are an integral part of these consolidated financial statements

F-15

CW PETROLEUM CORP

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

Note 1 - Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

CW Petroleum Corp (CW or the Company) was incorporated in the state of Texas in 2005 and supplies biodiesel, biodiesel blends, ultra-low sulfur diesel and gasoline blends to distributors and end users. It reincorporated in Wyoming in April 2018.

The transaction in which CW became a Wyoming C corporation has been accounted for in a manner similar to a recapitalization for financial reporting purposes. The accompanying financial statements have been prepared as if the transaction had occurred on the first day of the first period included in the financial statements, and all operating data represents an ongoing continuation of the Company’s operations.

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, CW Fuel Transport Corp. All significant intercompany accounts and transactions have been eliminated in consolidation.

Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could materially differ from estimated amounts. We evaluate our estimated assumptions based on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Reclassifications

Certain amounts in the consolidated financial statements for the prior year have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings, financial position, or cash flows.

Cash and Cash Equivalents

Our cash equivalents consist principally of overnight investments, bank money market accounts and bank time deposits which have an original maturity date of less than 90 days. These securities are carried at cost, which approximates market value. There were no cash equivalents as of December 31, 2021 or 2020.

Accounts Receivable and Allowance for Bad Debt

CW performs ongoing credit evaluations of our customers and adjust credit limits based upon payment history and the customer’s current creditworthiness, as determined by our review of our customer’s credit information. We extend credit on an unsecured basis to most of our customers. Accounts receivables are deemed past due based on contractual terms agreed to with our customers. Although we analyze customers’ payment history and creditworthiness, we cannot predict with certainty that the customers to whom we extend credit will be able to remit payments on a timely basis, or at all. Because we extend credit on an unsecured basis to most of our customers, there is a possibility that any accounts receivable not collected will ultimately need to be written off. CW continuously monitors collections and payments from our customers and maintain a provision for estimated credit losses based upon our historical experience with our customers, current market and industry conditions affecting our customers and any specific customer collection issues that we have identified.

F-16

CW PETROLEUM CORP

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

Inventories

Inventories are valued primarily using average cost and are stated at the lower of average cost or market. CW utilizes a variety of fuel indices and other indicators of market value. Sharp negative changes in these indices can result in reduction of our inventory valuation, which could have an adverse impact on our results of operations in the period in which we take the adjustment. Historically these adjustments have not had a significant impact on our consolidated statements of operations. Components of inventory include fuel purchase costs, the related transportation costs and changes in the estimated fair market values for inventories included in a fair value hedge relationship.

Fair Value of Financial Instruments

Financial instruments include accounts receivable, accounts payable and notes payable and are considered reflected a market value based on the short-term nature of these instruments.

Deferred offering Costs

Deferred offering costs consist primarily of legal, accounting, consulting, and other direct and incremental fees and expenses related to the Company’s Investment Bank, Cappello Global, LLC. At December 31, 2021 and 2020, deferred offering costs of $0 and $350,008 respectively, were recorded to the consolidated balance sheet. The deferred offering costs amount of $350,008 was expensed as part of offering costs in the statement of operations as of December 31, 2021. Total offering costs related to this offering were $666,017 and $0 as of December 31, 2021 and 2020, respectively.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets which are all five years.

Costs of major additions and improvements are capitalized while expenditures for maintenance and repairs, which do not extend the life of the asset, are expensed. Upon sale or disposition of property and equipment, the cost and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is credited or charged to income. Long-lived assets held and used by us are reviewed based on market factors and operational considerations for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The Company records the gross sale of the fuel as we generally take inventory risk, have latitude in establishing the sales price, have discretion in the supplier selection, maintain credit risk and are the primary obligor in the sales arrangement. Based on this evaluation, adoption does not have a material impact on our financial position, results of operations, or cash flows. Related disclosures have been expanded in line with the requirements of the standard.

F-17

CW PETROLEUM CORP

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

Income Taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and income tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in income tax rates is recognized in the income tax provision in the period that includes the enactment date.

CW must assess the likelihood that its deferred tax assets will be recovered from our future taxable income, and to the extent CW believes that recovery is not likely, CW must establish a valuation allowance against those deferred tax assets. Deferred tax liabilities generally represent items for which CW has already taken a deduction in our income tax return, but we have not yet recognized the items as expenses in our results of operations.

The state of Texas has a franchise tax based on earnings. This tax is considered a local income tax and is expensed in the year incurred.

Earnings per Common Share

Basic earnings per common share is computed by dividing net income attributable to CW Petroleum Corp and available to common stockholders by the sum of the weighted average number of shares of Common Stock. Diluted earnings per common share is computed by dividing net income attributable to us and available to common stockholders by the sum of the weighted average number of shares of Common Stock and the number of additional shares of Common Stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. We currently have no Common Stock equivalents.

Recent Accounting Pronouncements

In 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) guidance on leases, with amendments issued in 2018. The guidance requires lessees to recognize most leases on the balance sheet but does not change the manner in which expenses are recorded in the income statement. For lessors, the guidance modifies the classification criteria and the accounting for sales-type and direct financing leases. The two permitted transition methods under the guidance are the modified retrospective transition approach, which requires application of the guidance for all comparative periods presented, and the cumulative effect adjustment approach, which requires prospective application at the adoption date. The Company adopted the standard on January 1, 2019. The Company does not have any long-term lease as of December 31, 2021, as such the adoption of the standard has no impact on the Company’s financial statement and disclosures.

There are no other recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

NOTE 2 – Going Concern

U.S. GAAP requires management to assess a company’s ability to continue as a going concern within one year from the financial statement issuance and to provide related note disclosures in certain circumstances.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

F-18

CW PETROLEUM CORP

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

As reflected in the accompanying consolidated financial statements, that have been prepared on a going concern basis, the Company had an accumulated deficit of $1,769,749 as of December 31, 2021 and a net loss of $1,542,938 for the year ended December 31, 2021. The loss includes “non-cash” transactions such as, offering costs of $666,017, depreciation expense of $169,627, and officer compensation of $730,800, totaling $1,495,444 in non-cash expenses for the year ended December 31, 2021. Based on its current forecast and budget, management believes that its cash resources will be sufficient to fund its operations at least until the end of first quarter 2023.

Our ability to continue as a going concern in the foreseeable future is dependent upon our ability to generate revenues. Management has evaluated these conditions and plans to raise capital as needed to grow and to generate additional revenues to satisfy our capital needs. No assurance can be given that we will be successful in these efforts.

Note 3 - Accounts Receivable

CW has accounts receivable of $171,361 and $82,721 net of an allowance for bad debt of $11,373 and $8,118, as of December 31, 2021 and 2020, respectively. Accounts receivables are written-off when it becomes apparent based upon age or customer circumstances that such amounts will not be collected.

The following table sets forth activities in our allowance for bad debt:

Description	December 31, 2021	December 31, 2020
Balance as of beginning of period	$8,118	$23,118
Charges to provision for bad debt	3,255	(15,000)
Write-off of uncollectible accounts receivable	-	-
Recoveries of bad debt	-	-
Balance as of end of period	$11,373	$8,118

Note 4 – Inventories

Inventories as of December 31, 2021 and 2020, consists of the following:

Description	December 31, 2021	December 31, 2020
Tank Heel Inventory	$127,607	$127,607
Total	$127,607	$127,607

Tank heel inventory represents the cost of fuel maintained in storage tanks owned by other parties to assure maintenance of capacity.

F-19

CW PETROLEUM CORP

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

Note 5 - Property and Equipment

The amount of property and equipment as of December 31, 2021 and 2020, consist of the following:

Description	December 31, 2021	December 31, 2020
Furniture, fixtures and equipment	$17,932	$17,932
Transportation equipment	1,097,523	1,019,330
Total property cost	$1,115,455	$1,037,262
Accumulated depreciation	757,753	588,126
Property and equipment, net	$357,702	$449,136

For the year ended December 31, 2021 and 2020, CW recorded depreciation expense of $169,627 and $157,647, respectively. We acquired equipment of $78,193 and $82,188 during the year ended December 31, 2021 and 2020 respectively. There were no disposals in 2021. In 2020, we had net disposals of $1,980 and recognized a gain on sale of asset of $1,120.

NOTE 6 - Debt

CW has installment notes payable secured by our transportation equipment. Interest rates range from 2% to 18% per annum and averaged 9.58% and 8.14% as of December 31, 2021 and 2020, respectively. The terms of these notes range from 36 to 72 months and average 64. In 2021, CW acquired notes of $77,793 for property and equipment and made repayments of $281,049 and acquired notes of $76,843 for property and equipment and made repayments of $142,846 in 2020. The balances of these notes payable as of December 31, 2021 and 2020 were $417,161 and $620,417, respectively.

Economic Injury Disaster Loan

On May 31, 2020, The Company executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the principal amount of the EIDL Loan is up to $149,900, with proceeds to be used for working capital purposes. The Company has secured an EIDL loan in the amount of $150,000. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning May 31, 2021 (twelve months from the date of the SBA Note (defined below)) in the amount of $731. The balance of principal and interest is payable thirty years from the date of the SBA Note. In connection therewith, the Company received a $2,000 advance, which does not have to be repaid and was recorded as a portion of other income for the year ended December 31, 2020. As of December 31, 2021, CW had paid off the SBA loan of $149,900 in full.

As of December 31, 2021, the aggregate annual maturities of debt are as follows:

Year Ending December 31, 2021	Amount
2022	$129,548
2023	100,525
2024	88,768
2025	61,935
2026	29,365
Thereafter	7,020
Total	$417,161

F-20

CW PETROLEUM CORP

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

Note 7 – Income Taxes

The income tax provision for the years ended December 31, 2021 and 2020 reflect current tax payments for state franchise taxes which are considered an income tax. There are no provisions or recoveries for current or deferred federal income taxes.

A reconciliation of the U.S. federal statutory income tax rate to our effective income tax rate is as follows:

Description	2021	2020
Tax provision at federal statutory tax rate	$(324,017)	$22,436
Permanent and temporary differences	157,897	44,844
Change in valuation allowance	166,120	(67,280)
Federal income tax provision	$-	$-

The statutory rates noted above were 21% in 2021 and 2020.

Deferred tax assets consisted of the following at December 31, 2021 and 2020.

Description	2021	2020
Deferred tax assets
Net operating loss carryforward	$1,840,127	$733,433
Deferred tax at 21% statutory rate	386,427	162,421
Less: valuation allowance	(386,427)	(162,421)
Net deferred tax asset	$-	$-

As of December 31, 2021 CW has net operating losses (“NOLs”) of approximately $1,840,127. This NOL expires according to the following table:

Year Ending December 31,	Amount
2038	205,471
Indefinite	1,634,656
Total	$1,840,127

CW assessed the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. On the basis of this evaluation, as of December 31, 2021, a valuation allowance of $386,427 has been recorded to recognize the portion of the deferred tax asset that is more likely than not to be realized, which is zero. The amount of the deferred tax asset considered realizable could be adjusted if estimates of future taxable income during the carryforward period change or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as growth projections.

Open tax years that could potentially be examined and changed by the IRS are 2014-2020, 2021 has not yet been filed.

F-21

CW PETROLEUM CORP

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

Note 8 – Related Party Transactions

Short term notes payable includes $345,000 and $295,000 as of December 31, 2021 and 2020, respectively, of loans from related parties. Interest expense of $23,600 was accrued for the year ended December 31, 2021 and $23,600 was accrued for the year ended December 31, 2020.

The Company leases land for storage of transportation equipment on a month-to-month lease from its President for $1,500 per month.

Note 9 - Officer Compensation

During the year ended December 31, 2021, the Company issued 9,000,000 shares of restricted stock under the “2021 Stock Incentive Plan” to three directors in equal parts as officer compensation. These shares were valued at the closing price of $0.08 per share and are reflected as a non-cash expense of $730,800 in the statement of operations.

Note 10 – Stockholders’ Equity

During the year ended December 31, 2021, 1,500 shares were returned to the Company, of which 1,400 shares are related to 2020 share buybacks and 100 shares are related to 2021 share buybacks. These transactions have been reflected on the statement of stockholders’ equity for the year ended December 31, 2021.

During the year ended December 31, 2021, 43,333 shares were issued for $31,900 to two stockholders at a price of $0.75 per share.

During the year ended December 31, 2021, 9,000,000 shares were issued to three directors in equal parts as officer compensation. These shares were valued at the closing price of $0.08 per share on the date of issuance.

During the year ended December 31, 2021, the Company recorded $315,009 for services rendered in 2021 related to the 175,005 shares previously issued in 2020.

During the year ended December 31, 2020, the Company issued an aggregate of 330,565 shares of Common Stock of which, 175,005 Common Stock shares were issued but not recorded due to the shares relating to 2021 services to be provided and 155,560 shares of Common Stock were issued and recognized for services to be rendered which along with $70,000 cash payments was recorded as deferred offering costs totaling $350,008 on the consolidated balance sheet. These shares were valued at the closing price of $1.80 per share on the agreement date.

Common Stock.

During the year ended December 31, 2020, the Company bought back an aggregate of 1,400 shares of Common Stock for a price of $2.50 per share. These shares were returned to the Company in 2021.

Common Stock.

Note 11- Supplemental Cash Flow Disclosures

Supplemental cash flow disclosures for the year ended December 31, 2021 and 2020, are as follows:

Description	2021	2020
Cash payments for
Income taxes	$-	$-
Interest	$63,031	$73,995
Non-cash financing and investing activities
Installment notes issued for property acquisitions	$77,793	$76,843

F-22

CW PETROLEUM CORP

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

Note 12 – Concentrations

Accounts receivable as of December 31, 2021 are concentrated among three customers representing 60%, 21% and 17% of accounts receivable. Accounts receivable as of December 31, 2020 are concentrated among three customers representing 54%, 25% and 21% of accounts receivable.

Revenue includes a significant concentration among customers for the year ended December 31, 2021 in which one customer represented 81% of revenue.

Revenue includes a significant concentration among customers for the year ended December 31, 2020 in which one customer represented 80% of revenue.

Note 13 – Subsequent Events

Subsequent events have been evaluated through April 29, 2022, the date these financial statements were available to be released and noted no other events requiring disclosure.

F-23

[*] Units

Each Unit Consisting of

[*] share of Common Stock and

[*] Warrant to Purchase [*] Share of Common Stock

CW PETROLEUM CORP

Sole Book-Running Manager

EF HUTTON,

division of Benchmark Investments, LLC

, 2022

Through and including [*], 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of Common Stock being registered. All amounts are estimates except for the SEC registration fee, and the Financial Industry Regulatory Authority, or FINRA, filing fee.

Item	Amount to be paid

SEC registration fee		$3,276
FINRA filing fee		5,000
Printing fees and expenses		10,000
Legal fees and expenses		200,000
Accounting fees and expenses		30,000
Transfer agent’s fees and expenses		7,500
Miscellaneous fees and expenses		[*]
Total	$	[*]

*	To be filed by amendment.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the 2017 Wyoming Statute and our bylaws.

Under the 2017 Wyoming Statute, a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

1.	(A) The director conducted him or herself in good faith; and

(B) The director reasonably believed that his or her conduct was in or at least not opposed to the corporation’s best interests; and

(C) In the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful; or

2. The director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by Wyoming Statute 17-16-202(b)(v).

Our bylaws provide that we will advance all expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding on receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be so paid on such terms and conditions, if any, as the board of directors deems appropriate.

Our bylaws also provide that, to the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding or in defense of any claim, issue, or matter referred to in the bylaws, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Any other indemnification, unless ordered by a court, shall be made by the Company only in a specific case in which a determination is made that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard or conduct set forth in sections 8.01 or 8.02 of the bylaws. Such determination shall be made either (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

On September 26, 2019, Edward Heil was issued 200,000 shares of our Common Stock in exchange for Consulting Services.

On September 26, 2019, Gary Wolff was issued 200,000 shares of our Common Stock in exchange for Consulting Services.

On September 26, 2019, Greg Roda was issued 200,000 shares of our Common Stock in exchange for Consulting Services.

On September 26, 2019, Tommy Myrick was issued 50,000 shares of our Common Stock in exchange for Consulting Services.

On November 5, 2019, One Parkplace Investments, LLC was issued 275,000 shares of our Common Stock in exchange for Consulting Services.

On November 11, 2019, Bruce Abbott was issued 100,000 shares of our Common Stock in exchange for Consulting Services.

On November 11, 2019, Jeremy Patrick was issued 200,000 shares of our Common Stock in exchange for Consulting Services.

On November 11, 2019, Tommy Myrick was issued 50,000 shares of our Common Stock in exchange for Consulting Services.

On May 5, 2020, Maricopa Capital, LLC was issued 19,455 shares of our Common Stock in exchange for Consulting Services.

On June 1, 2020, Maricopa Capital, LLC was issued 19,455 shares of our Common Stock in exchange for Consulting Services.

On July 2, 2020, Maricopa Capital, LLC was issued 19,455 shares of our Common Stock in exchange for Consulting Services.

On August 4, 2020, Maricopa Capital, LLC was issued 19,455 shares of our Common Stock in exchange for Consulting Services.

On September 1, 2020, Maricopa Capital, LLC was issued 19,455 shares of our Common Stock in exchange for Consulting Services.

On October 1, 2020, Maricopa Capital, LLC was issued 233,340 shares of our Common Stock in exchange for Consulting Services.

On April 1, 2021, Tri-Bridge Ventures LLC was issued 33,333 shares of our Common Stock in exchange for cash.

On May 18, 2021, Phillip Cooper was issued 10,000 shares of our Common Stock in exchange for cash.

On September 23, 2021, Christopher Williams was issued 3,000,000 shares of our Common Stock under the Plan for services rendered.

On September 23, 2021, Graham Williams was issued 3,000,000 shares of our Common Stock under the Plan for services rendered.

On September 23, 2021, Greg Roda was issued 3,000,000 shares of our Common Stock under the Plan for services rendered.

All issuances were exempt from the registration requirements of the Securities Act as they did not involve a public offering either under (i) Section 4(a)(2) of the Securities Act, (ii) Rule 506 of Regulation D, or (iii) Regulation A, and were issued as restricted securities, as defined in Rule 144 of the Securities Act (unless issued under Regulation A).

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed or Furnished Herewith
1.1	Form of Underwriting Agreement					X
3.1	Articles of Incorporation	1-A	024-11446	2.1	2/9/21
3.2	Amendment to Articles of Incorporation	1-A	024-11446	2.2	2/9/21
3.3	By-Laws	1-A POS	024-10846	3.2	9/30/19
3.4	Certificate of Designation for Series A Preferred Stock	1-K	24R-00176	2.4	4/29/22
4.1	Specimen Stock Certificate of CW Petroleum Corp’s Common Stock	S-1	333-	4.1	2/10/22
4.2*	Form of Warrant Agency Agreement
4.3	Form of Representative’s Warrant (included in Exhibit 1.1)					-
4.4	Form of Warrant Agreement					X
4.5	2021 Stock Incentive Plan	1-K	24R-00176	99.1	4/29/22
5.1*	Opinion of Business Legal Advisors, LLC
10.1	Form of Lock-up Agreement (included in Exhibit 1.1)					-
10.2	Consulting Agreement Dated September 1, 2019 with Greg Roda					X
14.1	Code of Ethics	1-A POS	024-10846	14.1	9/30/19
21.1	List of Subsidiaries					X
23.1	Consent of M&K CPAS, PLLC					X
23.2*	Consent of Business Legal Advisors, LLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
107	Filing Fee Table					X

*	To be filed by amendment.

(b) Financial Statement Schedules

Schedules not listed have been omitted because the information required to be set forth therein is not applicable, not material or is shown in the financial statements or notes thereto.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Katy, Texas, on June 2, 2022.

CW Petroleum Corp

By:	/s/ Christopher Williams
Name:	Christopher Williams
Title:	President and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Williams as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Williams	Chief Executive Officer, President, and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	June 2, 2022
Christopher Williams

/s/ Graham Williams	Director	June 2, 2022
Graham Williams

/s/ Greg Roda	Director	June 2, 2022
Greg Roda